As filed with the Securities and Exchange Commission on March 7, 2012

Registration No. 333-178749

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PACIFIC MONUMENT ACQUISITION CORPORATION

(Exact name of registrant as specified in its constitutional documents)

Delaware	6770	45-3715859
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

800 Third Avenue
New York, New York 10022
(212) 293-1803

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Robert J. Dunn, Executive Chairman of the Board
Pacific Monument Acquisition Corporation
800 Third Avenue
New York, New York 10022
(212) 293-1803

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 — Facsimile	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, New York 10017 (212) 370-1300 (212) 370-7889 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	4,600,000 Units	$10.00	$46,000,000	$5,340.60
Shares of common stock included as part of the Units(2)	4,600,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	4,600,000 Warrants	—	—	—	(3)
Total			$46,000,000	$5,340.60	(4)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 600,000 Units and 600,000 shares of Common Stock and 600,000 Warrants underlying such Units which may be issued on exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, MARCH 7, 2012

$40,000,000

PACIFIC MONUMENT ACQUISITION CORPORATION

4,000,000 Units

Pacific Monument Acquisition Corporation is a newly-organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus our search for target businesses in the security and defense sector. We must complete our initial business combination within 18 months from the consummation of this offering. If we do not complete our initial business combination within such time period, we will liquidate and distribute the funds held in the trust account described below to our public shareholders, all as described in more detail in this prospectus. We have no operating history.

This is an initial public offering of our units. Each unit has an offering price of $10.00 and consists of (i) one share of our common stock and (ii) one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $11.50, subject to adjustment as described in this prospectus. Each warrant will become exercisable on the later of 30 days after completion of our initial business combination or 12 months from the consummation of this offering. Each warrant will expire five years after the completion of our initial business combination, or earlier upon redemption or our liquidation, as described in this prospectus. We have granted the underwriters a 30-day option to purchase up to 600,000 additional units from us to cover over-allotments, if any.

Our initial stockholders and the underwriters have agreed to purchase an aggregate of 2,933,334 warrants at a price of $0.75 per warrant, for an aggregate purchase price of $2,200,000, in a private placement that will occur simultaneously with the closing of this offering. We refer to these warrants as the private placement warrants. All of the proceeds we receive from the sale of the private placement warrants will be placed in the trust account described below. The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis at the holder’s option, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) with respect to the private placement warrants held by the underwriters, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier if the public warrants are redeemed or we liquidate.

There is presently no public market for our units, common stock or warrants. It is anticipated that our units will be quoted on the Over-the-Counter Bulletin Board quotation system, or the OTCBB, under the symbol “    .U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading ten business days following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the underwriters’ over-allotment option, subject to our filing of a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing the trading date when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTCBB under the symbols “    ” and “    .W”, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$10.00	$0.60	$9.40
Total	$40,000,000	$2,400,000	$37,600,000

(1)	This amount includes a contingent fee equal to 3.5% of the gross proceeds from the sale of the units offered to the public payable to the underwriters only upon consummation of our initial business combination. See the section titled “Underwriting” beginning on page 89 for further information relating to the underwriting arrangements agreed to between us and the underwriters in this offering.

Of the net proceeds we receive from this offering and the sale of the private placement warrants, $40,400,000 ($10.10 per share included within the units sold in this offering), or $46,250,000 (approximately $10.05 per share included within the units sold in this offering) if the underwriters’ over-allotment option is exercised in full, will be deposited into a trust account at Credit Suisse maintained by Continental Stock Transfer & Trust Company), acting as trustee, and we anticipate that approximately $450,000 will be held outside of the trust account to be used by us to pay for our expenses incurred in seeking to complete our initial business combination. Except as described in this prospectus, these funds will not be released to us until the earlier of (i) the completion of a business combination and (ii) the liquidation of the trust account upon our failure to consummate a business combination within the required time period.

The underwriters are offering the units for sale on a firm-commitment basis. Morgan Joseph TriArtisan LLC, acting as representative of the underwriters, expects to deliver the units on or about         , 2012.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Ladenburg Thalmann & Co. Inc.

The date of this prospectus is         , 2012

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus before investing in our securities. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our,” “company” or “our company” are to Pacific Monument Acquisition Corporation, a Delaware corporation;
•	references to our “charter” are to our amended and restated certificate of incorporation;
•	references to “Exchange Act” are to the Securities Exchange Act of 1934, as amended;
•	references to “initial business combination” and to “business combination” are to our initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more target businesses or entities;
•	references to “initial shares” are to the 1,150,000 shares of our common stock issued to our initial stockholders in a private placement prior to this offering, up to 150,000 of which are subject to forfeiture by our initial stockholders if the underwriters’ over-allotment option is not exercised in full;
•	references to our “initial stockholders” are to all of our stockholders immediately prior to this offering;
•	references to our “insiders” are to our initial stockholders, our officers and directors;
•	references to “private placement warrants” are to the warrants to purchase an aggregate of 2,933,334 shares of our common stock that will be issued to our initial stockholders and the underwriters (2,666,667 to our initial stockholders and 266,667 to the underwriters) in a private placement that will close simultaneously with the closing of this offering for an aggregate purchase price of $2,200,000;
•	references to “public shares” are to shares of common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);
•	references to “public stockholders” are to holders of public shares, including our insiders to the extent they purchase public shares, provided that their status as “public stockholders” shall only exist with respect to such public shares;
•	references to “Securities Act” are to the Securities Act of 1933, as amended;
•	references to “target business” are to one or more businesses or entities which, after completion of this offering, we may seek to complete an initial business combination with; and
•	the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

We are a newly-organized blank check company formed on October 27, 2011 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction, with one or more businesses or entities. Although our search for a target business is not limited to a particular industry or geographic region, we intend to focus on target businesses in the security and defense sector.

We will seek to capitalize on the significant security and defense industry and private equity investing experience and contacts of our sponsors, Monument Capital Group LLC and Pacific Capital Partners & Associates Limited. Monument Capital Group is a Washington, D.C.-based private investment firm that originates, structures and is an equity investor in buyouts, strategic or control equity investments, equity private placements and growth capital financing in the homeland security and defense sector. Monument Capital Group was founded by veterans of private equity and the security and defense sector, including Robert J. Dunn, our Executive Chairman of the Board, a former senior member of the Carlyle Group, and Douglas Baker, our Secretary, Treasurer and member of our board of directors, a former senior staff member of the White House Homeland Security Council. Similarly, Pacific Capital Partners & Associates Limited is a London and New York-based private investment and advisory firm that originates, structures and is an equity investor in buyouts, strategic or control equity investments, equity private placements and growth capital financing. Pacific Capital Partners & Associates Limited includes a number of public equity market veterans, including its founder, Jonathan Mitchell, our Chief Executive Officer and member of our board of directors, who is a former portfolio manager of Cullen Investments. In addition, we will seek to benefit from the collective experiences of Monument Capital Group LLC’s and Pacific Capital Partners & Associates Limited’s advisory boards. We believe that having access to the contacts and expertise of Monument Capital Group LLC and Pacific Capital Partners & Associates Limited and their respective advisory boards will assist us in completing our initial business combination. However, neither Monument Capital Group LLC nor Pacific Capital Partners & Associates Limited has any obligation to make their respective advisory boards available to us. Furthermore, none of the individuals on such advisory boards is obligated to provide us with any specific advice or services in our seeking to locate a target business or consummating a business combination.

New technology implementation in the global security and defense sector is creating significant economies of scale for providers of security services and products. The public sector is increasing its total expenditure on these technologies to improve both internal security and national defense. According to Morgan Keegan and Frost and Sullivan, the global security and defense market is set to grow at an annual rate of 7% per year reaching nearly $400 billion by 2013 (excluding offensive weapons systems), with spending increases from the government and commercial sectors driving growth.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms, or at all.

While we do not intend to pursue an initial business combination with a company that is affiliated with our insiders, we are not prohibited from pursuing such a transaction. In the event we seek to complete our initial business combination with such a company, we would obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, that such a business combination is fair to our unaffiliated stockholders from a financial point of view.

Each of our officers and directors has agreed, pursuant to a written agreement with us, that until the earliest to occur of our initial business combination and 18 months after the closing of this offering to present to us for our consideration, prior to presentation to any other entity, any suitable business opportunity, subject to any pre-existing fiduciary or contractual obligations he might have. As more fully discussed in “Management —
Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our officers and directors currently have relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Private Placements

In November 2011, our initial stockholders purchased an aggregate of 1,150,000 of our shares of common stock for an aggregate purchase price of $25,000, or approximately $0.02 per share. The 1,150,000 initial shares include an aggregate of 150,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will own 20% of our issued and outstanding shares of common stock after this offering (excluding any units or shares that they may purchase in or after this offering). In addition, 294,118 initial shares (or 338,236 initial shares if the underwriters’ over-allotment option is exercised in full) will be held in escrow and forfeited by our sponsor as follows: (1) 151,515 initial shares (or 174,242 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $14.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial business combination and (2) the remaining 142,603 initial shares (or 163,994 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial business combination.

Our initial stockholders have contractually agreed with us that following the consummation of our initial business combination, they will have no ability to vote any of the 294,118 (or 338,236 initial shares if the underwriters’ over-allotment option is exercised in full) shares being held in escrow which are subject to forfeiture until such time, if ever, that such shares are released to them. If dividends are declared and payable in shares of common stock, such shares shall be held in escrow and shall be subject to partial forfeiture as described herein.

Simultaneously with the completion of this offering, our initial stockholders and the underwriters will purchase an aggregate of 2,933,334 private placement warrants (2,666,667 by our initial stockholders and 266,667 by the underwriters) from us for an aggregate purchase price of $2,200,000 ($0.75 per warrant) in a private placement. No placement fees will be payable in connection with these private placements. The $2,200,000 in proceeds from the sale of the private placement warrants will be added to the proceeds of this offering and placed in a trust account at Credit Suisse maintained by Continental Stock Transfer & Trust Company, acting as trustee, for the benefit of our public stockholders.

The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis at the holder’s option, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) with respect to the private placement warrants held by the underwriters, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon redemption or liquidation.

The terms and restrictions of the initial shares and the private placement warrants are described in more detail throughout this prospectus.

Effecting a Business Combination

We must complete an initial business combination within 18 months from the consummation of this offering. If we do not complete our initial business combination within such time period, we will liquidate and distribute the funds held in the trust account described below to our public shareholders, all as described in more detail in this prospectus.

Unlike many other blank check companies, we are not required to have a stockholder vote to approve our initial business combination unless the nature of the business combination would require stockholder approval under applicable Delaware law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination.

In connection with any proposed business combination, we will either (i) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) or (ii) seek stockholder approval of an initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, in each case subject to the limitations described herein. The decision as to whether we will allow stockholders to sell their shares to us in a tender offer or will seek stockholder approval of a proposed business combination will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. For instance, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and transactions where we seek to amend our charter would. Unlike other blank check companies which require stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related conversions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we will have the flexibility to avoid such stockholder vote and allow our stockholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers. In that case, we will file tender offer documents with the Securities and Exchange Commission, or SEC, which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

Our principal executive offices are located c/o Monument Capital Group SPAC I, LLC, 800 Third Avenue, New York, New York 10022 and our telephone number is (212) 293-1803. We also have offices located at c/o Pacific Capital Partners & Associates Limited, 14th Floor, Albert Embankment, London, SE1 7TP.

THE OFFERING

In making your investment decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 (“Offerings by Blank Check Companies”) promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth under “Risk Factors” beginning on page 18 of this prospectus.

Securities offered
4,000,000 units, at $10.00 per unit, each unit consisting of one share of common stock and one warrant.
Proposed OTCBB symbols for our
Units
[]
Common Stock
[]
Warrants
[]
Trading commencement and separation of common stock and warrants
We anticipate the units will begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin trading separately on the tenth business day following the earlier to occur of the expiration of the underwriters’ over-allotment option (which is 30 days from the date of this prospectus), its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option.

Number of Securities to be Outstanding:	Before this Offering		After the Private Placements and After this Offering
Units	0		4,000,000
Common stock	1,150,000	(1)	5,000,000	(2)
Warrants	0		6,933,334	(3)

(1)	Includes up to 150,000 shares of common stock held by our initial stockholders that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full.
(2)	Assumes no exercise of the underwriters’ over-allotment option, and the resulting forfeiture of 150,000 shares of common stock.
(3)	Includes the 2,933,334 private placement warrants.
Warrant exercisability
Each warrant is exercisable for one share of common stock.
Warrant exercise price
$11.50, subject to adjustment as described herein. However, the warrants will be exercisable for cash only if we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or “blue sky,” laws of the state of residence of the exercising holder. If a registration statement covering the common stock issuable upon exercise of the warrants is not effective within 60 days following the completion of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.
Warrant exercise period
The warrants (including the private placement warrants) will become exercisable upon the later of (i) 30 days after completion of our initial business consummation or (ii) twelve months from the consummation of this offering.
The warrants will expire on the earlier of (i) 5:00 p.m., New York City time, on the five year anniversary of the consummation of our business combination (or five years from the effective date of the registration statement of which this prospectus forms a part for the private placement warrants being sold to the underwriters), (ii) the liquidation of the trust account if we have not completed a business combination within the required time period and (iii) their redemption.
Redemption of warrants
Once the warrants become exercisable, we may redeem the outstanding warrants (excluding any private placement warrants held by the original holders or their permitted assignees):
• in whole and not in part;
• at a price of $.01 per warrant;
• upon not less than 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sales price of our common stock equals or exceeds $17.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders;

provided that we will not redeem the warrants unless we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock available throughout the 30-day redemption period.
If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption.
If we call the warrants for redemption as described above, we will have the option to require all holders that subsequently wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Initial shares
In November 2011, our initial stockholders purchased an aggregate of 1,150,000 shares of our common stock (up to 150,000 of which will be forfeited if the underwriters’ over-allotment option is not exercised in full), for an aggregate purchase price of $25,000, or approximately $0.02 per share. The initial stockholders will be required to forfeit only a number of shares of common stock necessary to maintain their 20% ownership interest in our shares of common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.
Our insiders have agreed not to seek conversion of their initial shares or sell such shares to us in any tender offer we engage in with respect to a proposed business combination, but they will be entitled to receive liquidation proceeds with respect to any public shares they may own in the event we do not consummate our initial business combination within the required time period.
Private placement warrants
Our initial stockholders and the underwriters have agreed to purchase an aggregate of 2,933,334 private placement warrants from us for an aggregate purchase price of $2,200,000 ($0.75 per warrant) in a sale to be completed simultaneously with the completion of this offering. The $2,200,000 received from the sale of the private placement warrants will be placed in the trust account for the benefit of our public stockholders. If we do not complete our initial business combination as described in this prospectus, the private placement warrants will become worthless.
The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) with respect to the private placement warrants held by the underwriters, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon redemption or liquidation.
Proceeds to be held in trust account
Of the net proceeds we receive from this offering and the sale of the private placement warrants, $40,400,000 (including $2,200,000 in proceeds from the sale of the private placement warrants) or $10.10 per public share ($46,250,000, or approximately $10.05 per public share, if the underwriters’ over-allotment option is exercised in full) will be deposited into a segregated trust account at Credit Suisse maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except as set forth below, these proceeds will not be released until the earlier of (i) the completion of a business combination and (ii) the liquidation of the trust account if we have not completed a business combination within the required time period. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
Notwithstanding the foregoing, there may be released to us from the trust account (i) amounts necessary to purchase up to 20% of the shares sold in this offering, as described in more detail below, (ii) any interest earned on the funds in the trust account that we need to pay our income or other tax obligations and (iii) any remaining interest earned on the funds in the trust account that we need for our working capital requirements. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (estimated to be $450,000); provided, however, that if necessary to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our insiders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination (following the payment to any public stockholder seeking to convert or sell their shares to us upon consummation of such business combination), without interest, or, at the holder’s discretion, up to $500,000 could be converted into warrants at a price of $0.75 per warrant. These warrants would be identical to the private placement warrants. If we do not complete a business combination, the loans will be forgiven.
None of the warrants may be exercised until at least 30 days after the consummation of a business combination and, therefore, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of our company, made to our initial stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•

repayment at the closing of this offering of an aggregate of $75,000 in non-interest bearing loans made by Monument Capital Group SPAC I LLC, an affiliate of Robert J. Dunn, our Executive Chairman of the Board, and Pacific Capital Partners & Associates Limited, an affiliate of Jonathan M. Mitchell, our Chief Executive Officer and member of our board, and Michael A. Tew, our Chief Financial Officer and member of our board, to prepay a portion of our organizational and offering expenses;

•

payment of $4,000 per month to each of Monument Capital Group SPAC I LLC and Pacific Capital Partners & Associates Limited (for an aggregate monthly payment of $8,000) to compensate them for our use of their office space, general and administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods; and

•

reimbursement of any out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us (except that reimbursement may not be made using funds in the trust account unless and until a business transaction is consummated). Such expenses will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged.
Conditions to consummating our initial business combination
We are not required to set a minimum valuation on either the fair market value or net assets of a target business we seek to acquire. However, in no event will we acquire less than a controlling interest in a target business (meaning less than 50.1% of the voting equity interests in the target). Even though our company will own a controlling interest in the target, our stockholders prior to the business combination will likely collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction.
Effecting a business combination
In connection with any proposed initial business combination, we will either (i) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) or (ii) seek stockholder approval of such initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval.
Unlike other blank check companies which require stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related conversions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we will have the flexibility to avoid such stockholder vote and allow our stockholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.
In connection with any vote for a proposed business combination, all of our initial stockholders, as well as all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering as well as any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination.
We will consummate our initial business combination only if holders of less than 3,500,000 shares (approximately 87.5% of our public shares) elect to convert (in the case of a stockholder meeting) or sell their shares to us (in the case of a tender offer) and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Accordingly, holders of up to one share less than 3,500,000 shares (approximately 87.5% of our public shares) will be entitled to seek conversion of their shares or sell their shares to us and we will still be able to consummate our initial business combination. However, if we purchase up to 20% of the shares sold in this offering (as described elsewhere in this prospectus), the 87.5% conversion threshold will be reduced to a percentage such that we will have at least $5,000,000 of net tangible assets upon closing of the business combination. In this event, we would disclose the number of shares purchased by us and the revised conversion threshold in the materials distributed to our stockholders in connection with any vote to approve a business combination or any tender offer. Furthermore, if we seek to consummate a business combination with a target business that imposes any type of working capital closing condition, we may be required to have a significantly smaller number of shares converted or sold back to us than the 87.5% threshold that we are permitted to have
Conversion rights for public stockholders upon completion of our initial business combination
We will provide our stockholders with the opportunity to convert all or part of their shares of our common stock for cash, or sell their shares to us in a tender offer, at a price equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest earned on such funds but less any interest released to us to pay for our taxes or for our working capital requirements), upon the completion of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.10 per share, or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full, including funds being held in the trust account attributable to the contingent fees payable to the underwriters solely in the event that we complete our initial business combination. Notwithstanding the foregoing, we may effect a business combination only if public stockholders owning 3,499,999 (approximately 87.5%) or less of the 4,000,000 shares of common stock sold in this offering exercise their conversion rights or seek to sell their shares to us in a tender offer.
We chose our conversion threshold to ensure that we have at least $5,000,000 of net tangible assets upon consummation of this offering in order to avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. However, if we seek to consummate a business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such business combination, our conversion threshold may limit our ability to consummate such a business combination (as we may be required to have a lesser number of shares seek to convert or sell their shares to us in a tender offer) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 18 months from the consummation of this offering in order to be able to receive a pro rata share of the trust account.
There will be no conversion rights with respect to our warrants, which will expire worthless in the event we do not consummate our initial business combination.
Our insiders have agreed not to seek conversion or sell their shares to us in any tender offer in connection with a proposed business combination.
10% limitation on conversion rights if we hold a stockholder vote
Notwithstanding the foregoing conversion rights, and solely if we are required to hold a stockholder vote to approve our initial business combination, our charter provides that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking conversion of his shares with respect to more than an aggregate of 10% of the shares sold in this offering.
We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to convert their shares as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to seek to exercise its conversion rights if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our stockholders’ ability to convert more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate a business combination which is favored by our other public stockholders. However, this limitation also makes it easier for us to complete a business combination which is opposed by significant public stockholders.
The foregoing restriction will not apply in the event we conduct a tender offer described elsewhere in this prospectus.
Private transactions if we hold a stockholder vote
Solely if we are required to hold a stockholder vote to approve our initial business combination, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of our initial business combination with proceeds released to us from our trust account immediately following the completion of our initial business combination. Our initial stockholders, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither we nor our initial stockholders, directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Although we do not currently anticipate that we or our initial stockholders, directors, officers, advisors or our or their affiliates will pay any premium purchase price for such public shares, in the event we or they do, the payment of a premium may not be fair to, or in the best interest of, those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the completion of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares. Such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium.
We will not conduct such private transactions in the event we engage in a tender offer described elsewhere in this prospectus.
Permitted purchases of shares
Prior to the consummation of our initial business combination, there can be released to us from the trust account amounts necessary to purchase up to 20% of the shares sold in this offering (800,000 shares, or 920,000 shares if the over-allotment option is exercised in full) at any time commencing 61 days after the date of this prospectus and ending on the date we announce our initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. Due to the relatively sporadic public trading of securities of similarly structured blank check companies, it is unlikely that we would be able to make such purchases under the safe harbor provided by Rule 10b-18 under the Exchange Act and still accomplish the intended goals of such purchases as described below. Therefore, we do not intend to comply with Rule 10b-18 and may make purchases outside of the requirements of Rule 10b-18 as we see fit. This could result in our liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Purchases will be made at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (initially $10.10 per share, or approximately $10.05 if the over-allotment option is exercised in full, in each case without giving effect to any interest earned on such funds). We can purchase any or all of the 800,000 shares (or 920,000 shares if the over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased, when purchases are made and at what prices (provided the price does not exceed the per-share amount then held in the trust account). Purchasing decisions will be made based on various factors, including the then current market price of our common stock and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled.
These purchases, if we decide to undertake them, would provide a readily available market for a public stockholder wishing to sell his shares prior to the consummation of our initial business combination. At the same time, by agreeing to pay no more than the per-share amount then held in the trust account for such shares, the resulting per-share conversion or liquidation price for all of our other public stockholders increases (or at worst, remains constant) because we may have paid less to the selling stockholder than we would have had to pay had such stockholder sought conversion or sold his shares to us in a tender offer.
The foregoing may have the effect of making it easier for us to complete our initial business combination because there may be fewer shares outstanding held by stockholders that might have had the intention of voting against any proposed business combination or seeking to sell shares back to us in a tender offer following such purchases. However, if we made such purchases, we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing.
Release of funds from the trust account upon consummation of the initial business combination
Upon the closing of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights or wish to sell their shares to us in a tender offer and to pay our expenses in connection with such transaction, including the contingent fees owed to the underwriters. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

Redemption of common stock and dissolution and liquidation if no business combination
As described above, if we fail to consummate a business combination within 18 months from the consummation of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
Our insiders have waived their rights to participate in any liquidation distribution from the trust account with respect to their initial shares.
Our initial stockholders, officers and directors have agreed that they will not propose any amendment to our charter that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 18 months from the closing of this offering, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of income and other taxes payable, divided by the number of then outstanding public shares.
There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate our initial business combination within the required time frame.
Although we will seek to have all third parties such as vendors, service providers, prospective target businesses and other entities with which we do business enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our officers and directors have contractually agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a business combination, reduce the amounts in the trust account to below $10.10 per share (or approximately $10.05 per share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, such officers and directors will not be responsible to the extent of any liability for such third party claims. We have questioned such individuals on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations if they are required to do so.
We will pay the costs of liquidating the trust account from our remaining assets outside of the trust account. If such funds are insufficient, our officers and directors have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have contractually agreed not to seek repayment for such expenses.
Escrow of initial shares
On or prior to the consummation of this offering, our initial stockholders will place the initial shares into a segregated escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. Other than transfers made to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote in favor of the initial business combination in the event we seek stockholder approval in connection with our initial business combination and waive any rights to participate in any redemption if we fail to consummate our initial business combination, the initial shares will be held in escrow until the first anniversary of our initial business combination; provided however, these shares except the earn-out shares (as described below) will be released earlier from escrow if the closing price of our common stock equals or exceeds $13.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier if, following a business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities. Our initial stockholders have agreed that up to 150,000 of the initial shares will be forfeited by them on a pro rata basis to the extent the underwriters’ over-allotment option is not exercised in full. In addition, 294,118 initial shares (or 338,236 initial shares if the underwriters’ over-allotment option is exercised in full) will be held in escrow and forfeited by our sponsor as follows: (1) 151,515 initial shares (or 174,242 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $14.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial business combination and (2) the remaining 142,603 initial shares (or 163,994 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial business combination.
Our initial stockholders have contractually agreed with us that following the consummation of our initial business combination, they will have no ability to vote any of the 294,118 (or 338,236 initial shares if the underwriters’ over-allotment option is exercised in full) shares being held in escrow which are subject to forfeiture until such time, if ever, that such shares are released to them. If dividends are declared and payable in shares of common stock, such shares shall be held in escrow and shall be subject to partial forfeiture as described herein.
Permitted transferees means transfers (1) amongst themselves, to our officers, directors and employees, to a holder’s affiliates or its members upon its liquidation, (2) to relatives and trusts for estate planning purposes, (3) by virtue of the laws of descent and distribution upon death, (4) pursuant to a qualified domestic relations order, (5) by certain pledges to secure obligations incurred in connection with purchases of our securities or (6) by private sales made at or prior to the consummation of our initial business combination at prices no greater than the price at which the shares were originally purchased.

Risks

We are a newly-formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision as to whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Comparison to Offerings of Blank Check Companies.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 18 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements and the notes and schedules related thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	November 30, 2011
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(624)	$40,874,376
Total assets	99,376	40,874,376
Total liabilities	75,000	—
Value of common stock that may be converted or redeemed in connection with our initial business combination	—	35,349,990
Stockholders’ equity	$24,376	$5,524,386

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the private placement warrants, repayment of the $75,000 of loans made to us by certain of our insiders, and the payment of the estimated expenses of this offering. The “as adjusted” total assets amount includes the $40,400,000 held in the trust account for the benefit of our public stockholders. Except as described elsewhere in this prospectus, the funds held in the trust account will be available to us only upon the consummation of a business combination within the required time frames.

We may effect a business combination only if public stockholders owning 87.5% or less of the 4,000,000 shares of common stock sold in this offering (or 4,600,000 shares if the over-allotment option is exercised in full) exercise their conversion rights or seek to sell their shares to us in a tender offer. However, if we purchase up to 20% of the shares sold in this offering, the 87.5% threshold will be reduced to a percentage such that we will have at least $5,000,000 of net tangible assets upon closing of the business combination.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Associated with Our Business

We are a newly formed blank check company in the development stage with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a newly formed blank check company in the development stage with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of our initial business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of November 30, 2011, we had $74,376 in cash and cash equivalents and a working capital deficiency of $624. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

If we are unable to consummate our initial business combination, our public stockholders may be forced to wait more than 18 months before receiving distributions from the trust account.

We have 18 months from the consummation of this offering in which to complete our initial business combination. We have no obligation to return funds to investors prior to such date unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to tender or convert their shares. Only after the expiration of this full time period will public security holders be entitled to distributions from the trust account if we are unable to complete our initial business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public shares or warrants, potentially at a loss.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination.

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable and we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of our initial business combination than we would if we were subject to such rule.

We may issue shares of our capital stock or debt securities to complete our initial business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

As of the date of this prospectus, our charter authorizes the issuance of up to 75,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the private placement warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 63,066,666 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of common stock or shares of preferred stock, or a combination of common stock and preferred stock, to complete our initial business combination. The issuance of additional shares of common stock or preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;
•	may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our shares of common stock.

Notwithstanding the foregoing, prior to the consummation of our initial business combination, we may not issue any shares of common stock or any securities convertible into common stock or any securities which participate in or are otherwise entitled in any manner to any of the proceeds in the trust account.

We may incur significant indebtedness in order to consummate our initial business combination.

If we find it necessary to incur significant indebtedness in connection with our initial business combination, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

If the net proceeds of this offering not being held in the trust account, together with the interest in the trust account (net of taxes payable) which may be released to us for working capital purposes, are insufficient to allow us to operate for at least the next 18 months, we may be unable to complete our initial business combination.

If the net proceeds of this offering are insufficient to allow us to operate for at least the next 18 months, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business and may be unable to complete our initial business combination.

The funds held in the trust account may not earn significant interest and, as a result, we may be limited to the funds held outside of the trust account to fund our search for target businesses, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, $450,000 is anticipated to be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. Interest rates on permissible investments for us have been less than 0.25% over the last several months. Accordingly, if we do not earn a sufficient amount of interest on the funds held in the trust account and use all of the funds held outside of the trust account, we may not have sufficient funds available with which to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our insiders to operate or may be forced to liquidate.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption price received by stockholders may be less than $10.10 (or approximately $10.05 if the over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Our officers and directors have contractually agreed that, if we liquidate the trust account prior to the consummation of a business combination, they will be personally liable in certain circumstances to ensure that the proceeds in the trust account are not reduced below $10.10 per share (or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full) by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, they may not be able to satisfy their indemnification obligations or may assert that they have no indemnification obligations related to a particular claim. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders. Therefore, the per-share distribution from the trust account may be less than $10.10 (approximately $10.05 if the over-allotment option is exercised in full), plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.10 (approximately $10.05 if the over-allotment option is exercised in full).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we have not completed our initial business combination by 18 months from the consummation of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after expiration of the 18 month deadline, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis.” As a result, the number of shares of common stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised his warrant for cash. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we may not be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced.

An investor will only be able to exercise a warrant if the issuance of shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. If the shares of common stock issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of 65% of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of 65% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if the holders of at least 65% of the public warrants approve of such amendment.

If adjustments are made to the warrants, holders may be deemed to have received a taxable distribution without the receipt of any cash.

U.S. holders of units or warrants may, in certain circumstances, be deemed to have received distributions includible in income if adjustments are made to the warrants, even though holders would have not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to holders. In addition, non-U.S. holders of units or warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements.

Since we have not yet selected a particular industry or target business with which to complete our initial business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Although we initially intend to focus our search for target businesses in the security and defense sector, we may consummate our initial business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we may not properly ascertain or assess all of the significant risk factors. An investment in our units may not ultimately prove to be more favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. Our key personnel may not remain with us for the immediate or foreseeable future. In addition, none of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after our initial business combination, however, remains to be determined. Although some of our key personnel serve in senior management or advisory positions following our initial business combination, it is likely that most, if not all, of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

Although we intend to focus on companies operating in security and defense sector, we may consummate a business combination with a target business in any geographic location or industry we choose. Our officers and directors may not have enough experience or sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding our initial business combination.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors are not required to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. These conflicts may not be resolved in our favor.

Certain of our officers, directors and their affiliates may become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Members of our management team may in the future have affiliations with companies that are engaged in business activities similar to those intended to be conducted by us. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. For a more detailed description of the potential conflicts of interest of our management, see the section titled “Management — Conflicts of Interest.”

The shares and warrants beneficially owned by our officers and directors will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

The holders of the insider shares have waived their right to convert their insider shares or any other shares purchased in this offering or thereafter or to sell such shares to us in any tender offer, or to receive distributions with respect to their insider shares upon our liquidation if we are unable to consummate our initial business combination. Accordingly, the shares acquired prior to this offering, as well as the private placement warrants and any warrants purchased by our officers or directors in the aftermarket, will be worthless if we do not consummate our initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our securities will be quoted on the OTCBB quotation system, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on a national securities exchange and result in our stockholders not receiving the benefit of our being subject to the listing standards of a national securities exchange.

Our units, common stock and warrants will be traded in the over-the-counter market and will be quoted on the OTCBB, which is a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included on any national securities exchange. Quotation of our securities on the OTCBB will limit the liquidity and price of our securities more than if our securities were quoted or listed on a national securities exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

The OTCBB does not impose listing standards or requirements. If our securities were listed on a national securities exchange, we would be subject to a number of listing standards, including requirements relating to our minimum unaffiliated market capitalization and common stock trading price, the independence of a majority of our board of directors, requirements regarding committees of our board and certain other stockholder approval and corporate governance requirements. In addition, we would be subject to any special stock exchange requirements applicable to blank check companies, such as requirements that we obtain stockholder approval of our initial business combination and that we do not enter into an initial business combination that has an acquisition value less than 80% of the funds in the trust account.

We may not be listed on a national securities exchange until at least one year after the consummation of our initial business combination, if at all.

On November 9, 2011, the SEC approved new rules of the three major U.S. securities exchanges that toughen the standards that companies going public through a reverse merger must meet to become listed on those exchanges. As a result, in order to be listed on such an exchange following the completion of our initial business combination, we will have to meet the listing standards of such a securities exchange. Accordingly, under certain circumstances, we will need to complete a one-year “seasoning period” by trading on the OTCBB following our initial business combination, have filed an annual report on Form 10-K covering a full fiscal year commencing after the filing with the SEC of all information regarding our initial business combination and having maintained a requisite minimum bid price for a sustained period of time. Accordingly, we may not be permitted to have our securities listed until such time and we may not meet the other listing requirements of such securities exchange at that time. If we do not become listed on a national securities exchange, it may limit the liquidity and price of our securities.

Unlike many blank check companies, we are not required to acquire a target business with a valuation equal to a certain percentage of the amount held in the trust account. Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders.

Many blank check companies are required to consummate their initial business combination with a target business whose value is equal to at least 80% of the amount of money held in the trust account of the blank check company at the time of entry into a definitive agreement for a business combination. Because we do not have the requirement that a target business have a minimum fair market enterprise value equal to a certain percentage of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s unrestricted flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders, which would be the case if the trading price of our shares of common stock after giving effect to such business combination was less than the per share trust liquidation value that our stockholders would have received if we had dissolved without consummating our initial business combination.

Following consummation of our initial business combination, the various shareholder protections employed in this offering, such as offering holders certain voting and redemption rights, will no longer be available.

Following consummation of our initial business combination, the various shareholder protections employed in this offering, such as offering holders the right to receive a pro rata portion of the trust account in connection with a business combination, will no longer be available. Accordingly, we may consummate additional acquisitions without seeking stockholder approval (unless otherwise required by applicable corporate law) or providing redemption rights.

We do not intend to establish an audit committee or a compensation committee until at the earliest upon consummation of our initial business combination. Until such time, no formal committee of independent directors will review matters related to our business, and such lack of review could negatively impact our business.

It is likely that upon consummation of our initial business combination, our board of directors will establish an audit committee and a compensation committee, and adopt charters for these committees. Prior to such time however, we do not intend to establish either committee. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses nor will there be a separate formal committee to review the reasonableness of expense reimbursement requests by anyone other than our board of directors, which includes persons who may seek such reimbursements. The absence of such committees to review the matters discussed above until the consummation of our initial business combination could negatively impact our operations.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely we will consummate our initial business combination with a single target business, although we have the ability to simultaneously acquire several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights or sell their shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise conversion rights or alternatively seek to sell their shares to us in a tender offer, we may either need to reserve part of the trust account for possible payment upon such conversion or sales, or we may need to arrange third party financing to help fund our initial business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

If we have a vote to approve our initial business combination, a public stockholder will have the ability to seek conversion of his, her or its shares, regardless of whether such holder votes in favor of the proposed business combination.

If we seek stockholder approval of any business combination, we will offer each public stockholder (but not our insiders) the right to have his, her or its shares of common stock converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such stockholder votes for or against such proposed business combination. We will consummate our initial business combination only if we have net tangible assets of more than $5,000,000 upon such consummation and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Accordingly, public stockholders owning approximately 87.5% of the shares sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination so long as a majority of shares voted at the meeting are voted in favor of the proposed business combination. This is different than other similarly structured blank check companies where stockholders are offered the right to convert their shares only when they vote against a proposed business combination. Furthermore, our $5,000,000 net tangible asset threshold is different than the more typical conversion threshold of between 20% and 40% and further allows holders of our shares of common stock the right to vote in favor of our initial business combination and elect to convert their shares. This different threshold and the ability to seek conversion while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.

If we hold a stockholders meeting to approve our initial business combination, public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

If we seek stockholder approval of any business combination, we will offer each public stockholder (but not holders of our initial shares) the right to have his, her, or its shares of common stock converted into cash. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and our proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares of common stock or sell them in the open market. The value of such additional shares may not appreciate over time following our initial business combination, and the market price of our shares of common stock may not exceed the per-share conversion price.

Unlike other similarly structured blank check companies, we are permitted to withdraw trust fund proceeds prior to the consummation of our initial business combination to purchase shares of our common stock. This may have the effect of making it easier for us to complete our initial business combination.

Unlike other similarly structured blank check companies, we are permitted to withdraw trust fund proceeds prior to the consummation of our initial business combination to purchase shares of common stock as described in this prospectus. As there would be fewer shares outstanding following such purchases that might have had the intention of voting against any proposed business combination or seeking to sell shares back to us in a tender offer, it may make it easier for us to consummate such a business combination. Furthermore, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, we may be required to seek additional financing in order to complete the business combination. Moreover, even if our initial business combination does not require us to use substantially all of our cash to pay the purchase price, if we purchase up to the maximum number of shares we may purchase using trust fund proceeds and a significant number of holders exercise their conversion rights, we will have less cash available to use toward consummating our initial business combination and furthering our business plans following our initial business combination and may need to arrange third party financing.

If we purchase shares using trust fund proceeds prior to the consummation of our initial business combination outside the safe harbor provisions of Rule 10b-18 under the Exchange Act, we could be subject to liability under the Exchange Act. This could cause the proceeds held in the trust account to be reduced and the per-share redemption price received by stockholders to be less than $10.10 (or approximately $10.05 if the over-allotment option is exercised in full).

As described above, we are permitted to withdraw trust fund proceeds prior to the consummation of our initial business combination to purchase shares of common stock as described in this prospectus. We will not make such purchases under Rule 10b-18 under the Exchange Act, which provides for a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. As such, a stockholder could bring an action against us claiming our purchases have resulted in market manipulation, because our stock price and trading volume may be higher than without our purchases. If a stockholder brought such an action and a court found that we violated Section 9(a)(2) and Rule 10b-5 of the Exchange Act, we would be subject to monetary damages to the stockholder. In addition, we may be subject to an enforcement action by the SEC. Accordingly, this could cause the proceeds held in the trust account to be reduced and the per-share redemption price received by stockholders to be less than $10.10 (or approximately $10.05 if the over-allotment option is exercised in full).

Although we may purchase shares using trust fund proceeds, such purchases will not be made pursuant to a set 10b5-1 purchase plan and accordingly, we are not required to provide stockholders with any formal advance notice as to when we will make purchases, or if making purchases, when such purchases will cease.

As indicated above, we may purchase shares using trust fund proceeds. However, unlike certain other similarly structured blank check companies, such purchases will not be made pursuant to a set 10b5-1 purchase plan that requires the company to maintain a limit order for shares to be purchased at a specific minimum price for a specific period of time. In such a situation, stockholders have the benefit of knowing exactly when purchases will commence and cease. Because our purchases will not be made pursuant to such a set purchase program, public stockholders will not have the benefit of any formal advance notice as to our decision to make purchases or, if we have decided to make such purchases, notice as to when we decide to cease making such purchases (provided that any purchases must cease no later than the date we announce our initial business combination or, if we elect to seek stockholder approval of our initial business combination, on the record date for the vote to approve our initial business combination).

If we hold a meeting to approve our initial business combination, we may use funds in our trust account to purchase shares at the closing of our initial business combination from holders who have indicated an intention to convert their shares.

If holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may privately negotiate arrangements to provide for the purchase of such shares at the closing of the business combination using funds held in the trust account. We will pay no more than the pro rata portion of the trust account to purchase such shares (plus any fees we may need to pay an aggregator to assist us with purchasing such shares). The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our shares of common stock outstanding vote in favor of a proposed business combination and that we have more than $5,000,000 of net tangible assets upon consummation of the business combination where it appears that such requirements would otherwise not be met. This may result in the approval of a business combination that may not otherwise have been possible. Additionally, as a consequence of such purchases,

•	the funds in our trust account that are so used will not be available to us after the merger; and

•	the public “float” of our shares of common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange.

Furthermore, because the stockholders who sell their shares in a privately negotiated transaction or pursuant to market transactions may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the contingent fee or income or other tax obligations payable, our remaining stockholders may bear the entire payment of such contingent fee and taxes payable. That is, if we seek stockholder approval of our initial business combination, the conversion price per share payable to public stockholders who elect to have their shares converted will be reduced by a larger percentage of the contingent fee and taxes payable than it would have been in the absence of such privately negotiated or market transactions, and stockholders who do not elect to have their shares converted and remain our stockholders after the initial business combination will bear the economic burden of the contingent fee and taxes payable because such amounts will be payable by us.

If we hold a meeting to approve our initial business combination, we may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against such proposed business combination, to demand that we convert his shares into a pro rata share of the trust account. We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

If, in connection with any meeting held to approve a proposed business combination, we require public stockholders who wish to convert their shares to comply with specific requirements for conversion, such converting stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If, in connection with any meeting held to approve a proposed business combination, we require public stockholders who wish to convert their shares to comply with specific requirements for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares of common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek conversion may be able to sell their securities.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval of, or engaging in a tender offer in connection with, our initial business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.

We may be unable to obtain additional financing, if required, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, the capital requirements for any particular transaction remain to be determined. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

Our insiders will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our insiders will collectively own 20.0% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). None of our insiders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, our insiders or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to influence the vote. In connection with any vote for a proposed business combination, our insiders have agreed to vote the shares of common stock owned by them immediately before this offering as well as any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination. Additionally, if we purchase shares sold in this offering as indicated elsewhere in this prospectus, such 20.0% block could represent as much as approximately 24% depending on the number of shares we ultimately purchase.

Our board of directors is and will be divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 18 months. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our insiders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our insiders will continue to exert control at least until the consummation of our initial business combination.

Our insiders paid an aggregate of $25,000, or approximately $0.02 per share, for the initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to the investors in this offering. Our insiders acquired the initial shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 63.2% or $6.32 per share (the difference between the pro forma net tangible book value per share of $3.68, and the initial offering price of $10.00 per unit). This is because investors in this offering will be contributing approximately 99.9% of the total amount paid to us for our outstanding securities after this but will only own 80.0% of our outstanding securities. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect our initial business combination.

We will be issuing warrants to purchase 4,000,000 shares of common stock as part of the units offered by this prospectus and the private placement warrants to purchase 2,933,334 shares of common stock. We may also issue other warrants to our insiders in payment of working capital loans made to us as described in this prospectus. To the extent we issue shares of common stock to effect our initial business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate our initial business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (1) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (2) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (3) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us so long as they are held by the initial purchasers or their permitted transferees.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant (including any warrants held by our insiders or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the warrants is higher than is typical in many similar blank check companies. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share. As a result, the warrant exercise price is less likely to ever be below the market price of the shares of common stock and more likely to expire worthless.

If our security holders exercise their registration rights, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to effect our initial business combination.

Our insiders are entitled to make a demand that we register the resale of the initial shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the holders of the private placement warrants are entitled to demand that we register the resale of the private placement warrants and any other warrants we issue to them (and the underlying shares of common stock) commencing 30 days after we consummate our initial business combination. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate our initial business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our shares of common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in the trust account may be invested by the trustee only in United States government treasury bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. Treasuries. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete our initial business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the shares of common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies; and
•	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

If we do not conduct an adequate due diligence investigation of a target business, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

The requirement that we complete our initial business combination within 18 months from the consummation of this offering may give potential target businesses leverage over us in negotiating our initial business combination.

We have 18 months from the consummation of this offering to complete our initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.

We may not obtain a fairness opinion with respect to the target business that we seek to acquire and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.

We will only be required to obtain a fairness opinion with respect to the target business that we seek to acquire if it is an entity that is affiliated with any of our insiders, including (1) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of the foregoing, (2) an entity in which any of the foregoing or their affiliates are currently passive investors, (3) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (4) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them. In all other instances, we will have no obligation to obtain an opinion. Accordingly, investors will be relying solely on the judgment of our board of directors in approving a proposed business combination.

Resources could be spent researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We will apply to register our securities, or will rely on an exemption from registration, to offer and sell the units to retail customers only in Colorado, Delaware, District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, Minnesota, Missouri, New York, Rhode Island, South Carolina, South Dakota, Utah, Virginia, Wisconsin and Wyoming. In the states where we apply to have the units registered for sale, we will not sell the units to retail customers in these states unless and until such registration is effective. Investors in South Carolina must qualify as “Accredited Investors” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and modified by Section 413 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions to purchase our securities in the offering. We may offer and sell the units to institutional investors in every state in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting — State Blue Sky Information” below.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls and may require that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending November 30, 2013. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect our initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations and exchange controls;
•	challenges in collecting accounts receivable;
•	cultural and language differences;
•	employment regulations;
•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and
•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, our operations may suffer.

If we effect our initial business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Provisions in our charter and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. As a result, at a given annual meeting only 50% of the board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we will not be able to complete our initial business combination with prospective target businesses unless their financial statements are prepared in accordance with U.S. generally accepted accounting principles.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

There may be tax consequences to our initial business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
•	expectations regarding the involvement of our management following our initial business combination;
•	estimates regarding the operating expenses of our business before the consummation of our initial business combination and the beliefs that upon completion of the private placement of the private placement warrants and this offering, we will have sufficient funds to operate for the next 18 months, assuming that our initial business combination is not consummated during that time;
•	potential ability to obtain additional financing to complete a business combination;
•	pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for shares;
•	our public securities’ potential liquidity and trading;
•	lack of a public trading market and ability to have our securities listed on a national securities exchange after our initial business combination;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 4,000,000 units at an offering price of $10.00 per unit. We estimate that the proceeds of this offering and the proceeds from the sale of the private placement warrants will be used as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public	$40,000,000	$46,000,000
Proceeds from the sale of the private placement warrants	2,200,000	2,200,000
Total gross proceeds	$42,200,000	$48,200,000
Estimated offering expenses(1)
Underwriting commissions(2)	$1,000,000	$1,150,000
Legal fees and expenses	200,000	200,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	32,500	32,500
SEC filing fee	5,350	5,350
FINRA filing fee	5,100	5,100
Blue Sky costs	40,000	40,000
Miscellaneous expenses	27,050	27,050
Total offering expenses	$1,350,000	$1,500,000
Net proceeds	$40,850,000	$46,700,000
Net offering proceeds not held in trust	450,000	450,000
Total proceeds held in trust	$40,400,000	$46,250,000
Percentage of public offering proceeds held in trust	101.0%	100.5%

	Amount	Percentage
Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)(4)
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial business combination	$225,000	34.6%
Fees for office space, administrative services and secretarial support (aggregate of $8,000 per month for up to eighteen months)	144,000	22.2%
Due diligence of prospective target businesses by officers, directors and initial stockholders	100,000	15.4%
Legal and accounting fees relating to SEC reporting obligations	100,000	15.4%
Working capital to cover miscellaneous expenses, D&O insurance, franchise taxes, general corporate purposes, liquidation obligations and reserves	81,000	12.4%
Total	$650,000	100.0%

(1)	A portion of the offering expenses have been pre-funded with the proceeds of an aggregate of $75,000 in loans and advances from certain of our insiders. These loans and advances will be repaid upon the completion of this offering out of the portion of the offering proceeds that has been allocated for the payment of offering expenses.
(2)	No discounts or commissions will be paid with respect to the purchase of the private placement warrants. For purposes of presentation, the underwriting discount is reflected as the amount payable to the underwriters upon completion of this offering. Does not include a contingent fee payable to the underwriters equal to 3.5% of the gross proceeds from the sale of units to the public upon consummation of our initial business combination.

(3)	Assumes $200,000 of interest will be released to us (after payment of income taxes) to fund our working capital requirements, as discussed below.
(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

We will likely use substantially all of the net proceeds of this offering, including some of the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including the contingent fee payable to the underwriters upon consummation of our initial business combination. However, we may not use all of the proceeds in the trust account in connection with an initial business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or the issuance of our debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, to effect other acquisitions, or for expenses, as determined by our board of directors at that time. We intend to use the $450,000 not held in the trust account, together with any interest earned on the trust account that may be released to us, for expenses in connection with identifying and acquiring a target business.

Commencing on the closing of this offering, we have agreed to pay each of Monument Capital Group SPAC I LLC and Pacific Capital Partners & Associates Limited $4,000 per month for office space, administrative services and secretarial support. This arrangement is being agreed to by such affiliates for our benefit and is not intended to provide our officers, directors or initial stockholders compensation in lieu of other remuneration. We believe that such fees are at least as favorable as we could have obtained from unaffiliated persons. Upon the earlier of completion of our initial business combination, 18 months from the closing of this offering or our liquidation, we will cease paying these monthly fees.

Other than the payment of the administrative fees discussed above, no compensation of any kind (including finders, consulting or other similar fees or the issuance of any of our securities) will be paid to any of our insiders or any of our or their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of, our initial business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in the trust account and currently allocated in the above table to “Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial business combination,” “Due diligence of prospective target businesses by officers, directors and initial stockholders” and “Working capital to cover miscellaneous expenses, D&O insurance, franchise taxes, general corporate purposes, liquidation obligations and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

As of the date of this prospectus, Monument Capital Group SPAC I LLC and Pacific Capital Partners & Associates Limited have loaned to us an aggregate of $75,000 to be used to prepay a portion of the expenses of this offering. These advances are non-interest bearing, unsecured and are due at the earlier of (i) November 2, 2012, (ii) the closing of this offering or (iii) the date on which we determine not to proceed with our initial public offering. The loans will be repaid out of the portion of the offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, one or more of our insiders may, but are not obligated to, loan us funds as may be required. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $500,000 may be converted into warrants at a price of $0.75 per warrant. If we do not complete a business combination, the loans will be forgiven.

The proceeds held in the trust account may only be invested in United States government treasury bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest solely in U.S. Treasuries. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. Except with respect to (1) amounts necessary to purchase up to 20% of the shares sold in this offering, (2) interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations and (3) interest earned on the funds held in the trust account that may be released to us for our working capital requirements, the proceeds held in the trust account will not be released until the earlier of the completion of our initial business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period.

A public stockholder will be entitled to receive a pro rata share of the trust account (including interest, but net of taxes payable and permitted amounts previously released to us) only in the event of our consummation of (i) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time periods, (ii) if that public stockholders seeks to sell to us such shares prior to or at the closing of our initial business combination or (iii) if that public stockholder converts such shares in connection with a business combination which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any cash dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ ownership percentage of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness or issue any preferred stock, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus and the private placement warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash or sold back to us), by the number of outstanding shares of our common stock.

At November 30, 2011, our net tangible book value was $(624) or approximately $(0.00) per share of common stock. After giving effect to the sale of 4,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the private placement warrants, the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value at November 30, 2011 would have been $5,524,386 or $3.68 per share, representing an immediate increase in net tangible book value of $3.68 per share to our initial stockholders and an immediate dilution of $6.32 per share or 63.2% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $35,349,990 less than it otherwise would have been because if we effect a business combination, the ability of public stockholders (but not our initial stockholders) to exercise conversion rights or sell their shares back to us in a tender offer may result in the conversion or repurchase of up to one share less than 3,500,000 (approximately 87.5% of the aggregate number of shares sold in this offering).

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the private placement warrants:

Public offering price		$10.00
Net tangible book value before this offering	$0.00
Increase attributable to new investors and private sales	3.68
Pro forma net tangible book value after this offering		3.68
Dilution to new investors		$6.32
Percentage of dilution to new investors		63.2%

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price per Share
	Number		Percentage	Amount	Percentage
Initial Stockholders	1,000,000	(1)	20.0%	$25,000	00.06%	$0.03
New Investors	4,000,000		80.0%	$40,000,000	99.94%	$10.00
	5,000,000		100.0%	$40,025,000	100.00%

(1)	Assumes no exercise of the underwriters’ over-allotment option and that 150,000 initial shares of common stock have been forfeited by our initial stockholders as a result thereof. Assumes no forfeiture of the earn-out shares.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(624)
Proceeds from this offering and private placement	40,850,000
Offering costs incurred in advance and excluded from tangible book value before this offering	25,000
Less: Proceeds held in trust subject to redemption for cash ($10.10 × 3,499,999)(1)	$35,349,990
$5,524,386
Denominator:
Shares of common stock outstanding prior to this offering(2)	1,000,000
Shares of common stock included in the units offered	4,000,000
Less: Shares of common stock subject to redemption (one share less than 4,000,000 × 87.5%)	(3,499,999)
1,500,001

(1)	Assumes in the case of a shareholder vote that all of our public shareholders vote in favor of a business combination and that public shareholders holding one share less than 87.5% of the shares sold in this offering elect to convert their shares to cash.
(2)	Assumes no exercise of the underwriters’ over-allotment option and that 150,000 initial shares of common stock have been forfeited by our initial stockholders as a result thereof. Assumes no forfeiture of the earn-out shares.

CAPITALIZATION

The following table sets forth our capitalization as of November 30, 2011 and our capitalization as adjusted to give effect to this offering and the sale of the private placement warrants and the application of the estimated net proceeds therefrom:

	November 30, 2011
	Actual	As Adjusted(1)
		(Unaudited)
Notes payable to stockholders(2)	75,000	—
Common Stock, 0 and 3,499,999 shares subject to possible conversion or repurchase at $10.00 per share, as adjusted	—	35,349,990
Stockholders’ equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; 0 issued and outstanding, actual and as adjusted	—	—
Common Stock, $0.0001 par value, 75,000,000 shares authorized, 1,150,000 shares issued and outstanding, actual; 5,000,000 shares issued and outstanding (assuming no exercise of the underwriters’ over-allotment option), excluding 3,499,999 shares subject to possible conversion or repurchase rights, as adjusted	115	150
Additional paid-in capital	24,885	5,524,860
Deficit accumulated during the development stage	(624)	(624)
Total stockholders’ equity:	24,376	5,524,386
Total capitalization	99,376	40,874,376

(1)	Includes the $2,200,000 we will receive from the sale of the private placement warrants and assumes no exercise of the underwriters’ over-allotment option.
(2)	Amounts loaned pursuant to the promissory notes issued to two of our insiders are non-interest bearing and are due on the earlier of November 2, 2012, the closing of this offering or our determination not to proceed with this offering and will be repaid from the proceeds of the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly-organized blank check company formed on October 27, 2011 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction, one or more businesses or entities. Although our search for a target business is not limited to a particular industry or geographic region, we intend to focus on target businesses in the security and defense sector.

We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional common stock or preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after this offering, we will begin paying monthly fees of $4,000 to each of Monument Capital

Group SPAC I LLC and Pacific Capital Partners & Associates Limited for general and administrative services. We also expect to incur substantially increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence and other expenses in connection with negotiating and consummating a business combination. We expect our expenses to increase substantially after the completion of this offering.

Related Party Transactions

In November 2011, our initial stockholders purchased an aggregate of 1,150,000 of our shares of common stock for an aggregate purchase price of $25,000, or approximately $0.02 per share. The 1,150,000 initial shares include an aggregate of 150,000 shares subject to forfeiture to the extent that the over-allotment option is not exercised in full so that our initial stockholders will own 20% of our issued and outstanding shares of common stock after this offering (excluding any units or shares that they may purchase in or after this offering). In addition, 294,118 initial shares (or 338,236 initial shares if the underwriters’ over-allotment option is exercised in full) will be held in escrow and forfeited by our sponsor as follows: (1) 151,515 initial shares (or 174,242 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $14.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial business combination and (2) the remaining 142,603 initial shares (or 163,994 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial business combination.

Our initial stockholders have contractually agreed with us that following the consummation of our initial business combination, they will have no ability to vote any of the 294,118 (or 338,236 initial shares if the underwriters’ over-allotment option is exercised in full) shares being held in escrow which are subject to forfeiture until such time, if ever, that such shares are released to them. If dividends are declared and payable in shares of common stock, such shares shall be held in escrow and shall be subject to partial forfeiture as described herein.

Simultaneously with the completion of this offering, our initial stockholders and the underwriters will purchase an aggregate of 2,933,334 private placement warrants (2,666,667 by our initial stockholders and 266,667 by the underwriters) from us at a price of $0.75 per warrant in a private placement. No placement fees will be payable in connection with these private placements. The $2,200,000 in proceeds from the sale of the private placement warrants will be added to the proceeds of this offering and placed in a trust account at Credit Suisse maintained by Continental Stock Transfer & Trust Company, acting as trustee.

We are obligated, commencing on the date of this prospectus, to pay each of Monument Capital Group SPAC I LLC and Pacific Capital Partners & Associates Limited a monthly fee of $4,000 for up to 18 months for office space and general administrative services.

Monument Capital Group SPAC I LLC and Pacific Capital Partners & Associates Limited, two of our insiders, have loaned to us an aggregate of $75,000, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loans will be payable on the earlier of November 2, 2012, the consummation of this offering or our determination to not proceed with this offering out of the proceeds not being placed in trust.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date by our initial stockholders through their purchase in November 2011 of the initial shares, for an aggregate purchase price of $25,000, and loans from certain of our insiders in the aggregate amount of $75,000. The loans will be payable without interest on the consummation of this offering out of the proceeds not being placed in trust.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $1,350,000 (or approximately $1,500,000 if the underwriters’ over-allotment option is exercised in full), but including contingent fees of approximately $1,400,000 (or approximately $1,610,000 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the private placement warrants for a purchase price of $2,200,000, will be approximately $40,850,000 (or approximately $46,700,000 if the underwriters’ over-allotment option is exercised in full). Approximately $40,400,000 (or approximately $46,250,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes the contingent fees described above. The remaining $450,000 will not be held in the trust account. In the event that our offering expenses exceed our estimates, we may fund such excess with $450,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimates, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We expect that the funds in the trust account will generate approximately $200,000 in interest over the 18 months available for a business combination. We have assumed a 0.25% per annum interest rate because following this offering, the funds held in the trust account will be invested principally in United States tax exempt money market funds which invest only in United States Treasuries and to a lesser extent in U.S. government treasury bills with a maturity of 180 days or less.

We may use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (net of taxes payable and amounts previously released to us to fund our working capital requirement), to consummate our initial business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business combination, or the purchase price together with funds used for conversion or repurchase is less than the amount in the trust account, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions or pursue our growth strategies.

We believe that, upon consummation of this offering, the $450,000 of net proceeds not held in the trust account, together with the interest of approximately $200,000 earned on the funds held in the trust account (net of taxes) that may be released to us to fund our working capital requirements, will be sufficient to allow us to operate for at least the next 18 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$225,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;
•	$100,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial stockholders;
•	$100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
•	$144,000 representing the per month fees for office space, administrative services and secretarial support assuming payment for 18 months; and
•	$81,000 for general working capital that will be used for miscellaneous expenses, franchise taxes, liquidation obligations and reserves, including director and officer liability insurance premiums.

In order to meet our working capital needs following the consummation of this offering, certain of our insiders may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, $500,000 may be converted into warrants at a price of $0.75 per warrant. The warrants would be identical to the private placement warrants. If we do not complete a business combination, the loans will be forgiven.

We may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the completion of our initial business combination.

We have evaluated the appropriate accounting treatment for the private placement warrants and the warrants included in the public units. As we are not required to net-cash settle such warrants under any circumstances, including when we are unable to maintain sufficient registered shares to settle such warrants, the terms of the warrants satisfy the applicable requirements of Accounting Standards Codification (“ASC”) Topic 815-40-25-13, which provides guidance on identifying those contracts that should not be accounted for as derivative instruments. Accordingly, we intend to classify such instruments within permanent equity as additional paid-in capital.

We believe the purchase price of the private placement warrants is greater than the fair value of such warrants. Therefore, we will not be required to incur a compensation expense in connection with the purchase of the private placement warrants.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. Accordingly, as of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We will be required to comply with the applicable internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending November 30, 2013. Additionally, we expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that are deficient in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recording of expenses and liabilities in the period to which they relate;
•	evidence of internal review and approval of accounting transactions;
•	documentation of processes, assumptions and conclusions underlying significant estimates; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

If required by Section 404, we will retain our independent registered public accounting firm to audit and render an opinion on our management’s assessment of our internal controls. The independent registered public accounting firm may identify additional issues concerning our internal controls or a target business’ internal controls while performing their audit of internal control over financial reporting. The results of management’s assessment and/or the audit of management’s assessment by our independent registered public accounting firm may result in the identification of additional deficiencies in internal controls and we may incur additional expense in designing, enhancing and remediating internal and disclosure controls.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest solely in United States Treasuries. We have the discretion to select the investments and initially we intend to invest the funds in government securities and/or qualified money market funds. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of November 30, 2011, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

Recently Issued Accounting Standards

Our management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our financial statements.

PROPOSED BUSINESS

Overview

We are a newly-organized blank check company formed on October 27, 2011 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction, with one or more businesses or entities. Although our search for a target business is not limited to a particular industry or geographic region, we intend to focus on target businesses in the security and defense sector.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business.

We will seek to capitalize on the significant security and defense industry and private equity investing experience and contacts of Monument Capital Group LLC and Pacific Capital Partners & Associates Limited. Monument Capital Group is a Washington, D.C.-based private investment firm that originates, structures and is an equity investor in buyouts, strategic or control equity investments, equity private placements and growth capital financing in the homeland security and defense sector. Monument Capital Group was founded by veterans of private equity and the security and defense sector, including Robert J. Dunn, our Executive Chairman of the Board, a former senior member of the Carlyle Group, and Douglas Baker, our Secretary, Treasurer and member of our board of directors, a former senior staff member of the White House Homeland Security Council. Similarly, Pacific Capital Partners & Associates Limited is a London and New York-based private investment and advisory firm that originates, structures and is an equity investor in buyouts, strategic or control equity investments, equity private placements and growth capital financing. Pacific Capital Partners & Associates Limited includes a number of public equity market veterans, including Jonathan Mitchell, our Chief Executive Officer and member of our board of directors, who is a former portfolio manager of Cullen Investments. In addition, Michael Tew, our Chief Financial Officer, was a founder of SPAC Research Partners LLC, an independent research and advisory firm that has provided in depth analysis, analytical consulting and transaction advice on over 100 blank check company transactions.

In addition, we will seek to benefit from the collective experiences of Monument Capital Group LLC’s and Pacific Capital Partners & Associates Limited’s advisory boards. The advisory board of Monument Capital Group LLC includes veterans of private equity and the security sector such as James A. Baker III (the father of Douglas Baker, our Secretary, Treasurer and member of our board of directors), a former Secretary of State and Secretary of Treasury, Frank Carlucci, a former Secretary of Defense and the Chairman Emeritus of the Carlyle Group, Thomas F. McLarty, III, former White House Chief of Staff and Mustafa V. Koc, the Chairman of Koc Holdings. The advisory board of Pacific Capital Partners & Associates Limited includes several individuals with extensive experience with similarly structured blank check companies such as Mark Klein, who is the former chairman of Ladenburg Thalmann & Co. Inc. and was Chief Executive Officer of Alternative Asset Management Acquisition Corp. and Chairman and Chief Executive Officer of 57th Street Acquisition Corp., Rob Hersov, former director of Endeavor Acquisition Corp., Shine Media Acquisition Corp., Triplecrown Acquisition Corp. and Victory Acquisition Corp. and former vice chairman of NetJets Europe, Ed Hanson, a former director of Triplecrown Acquisition Corp., and Andrew Malloy, a former director of Wisdom Tree Asset Management and Chief Investment Officer of TAG Associates. We believe that having access to the contacts and expertise of the advisory boards of Monument Capital Group LLC and Pacific Capital Partners & Associates Limited, our sponsors, will assist us in completing our initial business combination. However, neither Monument Capital Group LLC nor Pacific Capital Partners & Associates Limited has any obligation to make their respective advisory boards available to us. Furthermore, none of the individuals on such advisory boards is obligated to provide us with any specific advice or services in our seeking to locate a target business or consummating a business combination.

Security and Defense Industry Overview and Trends

New technology implementation in the global security and defense sector is creating significant economies of scale for providers of security services and products. The public sector is increasing its total expenditure on these technologies to improve both internal security and national defense. According to reports by Morgan Keegan and Frost and Sullivan, the global security and defense market is set to grow at an annual rate of 7% per year reaching nearly $400 billion by 2013 (excluding offensive weapons systems), with spending increases from the government and commercial sectors driving growth.

Global Security and Defense Market ($Bn)

Source: Morgan Keegan; Frost and Sullivan.

In the United States, The security and defense industry constitutes one of the largest segments of the economy. Spending on all sectors of security and defense in the U.S. is projected to increase to $1.0 trillion by 2018 (Homeland Security Market Research, November 2008). The Stockholm International Peace Research Institute reports that between 2001 and 2009, defense spending in the U.S. has averaged a 7.4% annual growth rate and that expressed as a percentage of GDP, national defense spending in 2010 accounted for 4.8% of GDP, proportionately estimated to be the largest spender outside the Middle East.

While the United States is expected to remain the largest driver of spending on global security and defense, other regions around the globe are increasing their share. Over the last several years the industry has experienced a paradigm shift in spending from defense to internal security as sovereigns face increasing internal threats. China, the Middle East, Turkey and India are all rapidly increasing their security and defense spending in an effort to enhance internal and external security. For example, China had announced that it would increase its spending on national security and defense 12.7% in 2011, from a 7.5% increase in 2010 (Reuters, China Internal Security Spending Jumps Past Army Budget, March 5, 2011). Saudi Arabia is projected to become the world’s second largest market for homeland security (Homeland Security Market Research, February, 2010), and India’s security market is expected to increase to $16 billion by 2018, up from $8 billion in 2011 (The Economic Times on Sunday, November 27, 2011 – December 3, 2011).

Notwithstanding the foregoing, due to the United States' current deficit, government officials have proposed spending cuts in many areas of the U.S. budget, including military expenditures. Other countries may also reduce spending on security and defense due to their own economic conditions. While the total spending by government entities on global security and defense in the future may decline as a percentage we do not believe this will impede our ability to complete a business combination.

The recent shift in global security spending has created new and exciting, rapid growth opportunities including but not limited to information technology security, perimeter security, border controls, reconnaissance, intelligence, and identity solutions. These and other security solutions are highly scalable in nature and our management believes it can leverage its depth of experience and global network to accelerate such scalability. Our management believes that, as a result of continued growth in the security and defense industry, as well as the continued emphasis on national security domestically and globally, there will be attractive and unique acquisition targets within the security and defense sector. We believe that the growth and opportunity in the security and defense sector has been driven and will continue to be driven by several key trends, including:

•	Resiliency of Sector — Despite a challenging global economy, security threats continue to mount throughout the world and security and defense budgets remain robust. Spending continues to be reallocated as budgets are contemplated and as new threats continue to be faced not just by national governments but also by the commercial sector as well. Our management believes the increasingly diverse needs of private enterprise customers also ensures that security and defense will command a large portion of expenditure in all levels of the economy.
•	Increased Sophistication of Potential Threats — In recent years, the publicity associated with new technological advances and development of “modern warfare” tactics such as cyber warfare and biological weapons has increased the number and sophistication of national security threats and attempted terror attacks, both on a large-scale and small scale. The evolution of threats to national security from crude home-made weapons to ever-more sophisticated devices requires significant resources to manage and stay ahead of such threats.
•	Increasing Global Uncertainty — Recent uncertainty and upheaval highlight the increasing foreign policy and national security complications with which the global private and public sectors must deal. Events in the Middle East, North Africa and Asia continue to impact private and public enterprise’s ability to evaluate and manage risk effectively.
•	Technological Advances — Advances in technology have favorably impacted the development of new security devices and defense services. The products are generally more effective and easier-to-use. Some of these breakthroughs have reduced human error and further minimized threats to national security. The continued advancement of technological breakthroughs should continue to boost the products and services delivered by security and defense product and service providers.
•	Fragmentation — Our management believes the fragmentation of the defense industry encourages entrepreneurial activity and provides opportunities for industry consolidation. Consolidation of smaller companies offers the potential to bring them economies of scale, distribution capabilities, corporate efficiency and increased capital resources. We believe that fragmentation in the defense industry may provide us with business combination targets and future acquisition opportunities.

In addition to favorable growth and profitability characteristics of these segments, many of the directors and members of the management team have significant operating or investing experiences and extensive networks within these industry segments, and we believe that focusing our acquisition efforts in these particular segments will allow us to leverage these experiences and networks and enhance our ability to complete an acquisition of a target business.

Competitive Strengths

We believe our specific competitive strengths to be the following:

Extensive Contacts in the Security and Defense Industry.  We have spent a considerable time with the potential end users of security and defense products globally. We have a strong understanding of what technologies have been proven and what technologies continue to be desired. Our management team has an extensive base of contacts in the public and private equity markets and mergers and acquisitions industry that they have developed through their collective experience, particularly in the security and defense industry. We believe that the members of our management team have strong working relationships with principals as well as intermediaries who constitute our most likely source of identifying prospective business combinations. In addition, our management team, through its present and historical membership on various boards of directors, has developed a network of business relationships with members on the board of directors of other businesses, which greatly extends our access to privately held companies. We believe that these contacts will be important in generating acquisition opportunities for us.

Management Operating and Investing Experience.  Our executive officers, directors and members of our advisory board have significant experience in operating, advising, acquiring, financing and selling private and public companies in various industries. Furthermore, our management team has extensive experience working together closely. Our experience with sourcing, due diligence, structuring, negotiating and closing acquisition and growth financing transactions spans both the public and private markets. Our management team has acquisition and operating experience in a number of businesses in various industries and particular expertise in security and defense. We believe that this breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities over managers who have little or no direct operating experience.

Prior Blank Check Company Experience.  Jonathan Mitchell, our Chief Executive Officer and member of our board of directors, is a former portfolio manager of Cullen Investments, which has been involved in several prior blank check companies. During his tenure at Cullen Investments, Mr. Mitchell was Cullen’s head trader and participated in both investing in securities of blank check companies and analyzing their business combinations. Michael Tew, our Chief Financial Officer, was co-founder of SPAC Research Partners LLC, an independent advisory firm dedicated solely to blank check companies. In addition, Mark Klein, one of our advisors, served as Chief Executive Officer, President and Director of Alternative Asset Management Acquisition Corp. and Chairman, Chief Executive Officer, President and Director of 57th Street General Acquisition Corp.

Status as a Public Company.  We believe our structure as a public company will make us an attractive business combination partner to prospective target businesses. As an existing public company, we will offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock. We believe target businesses will find this path to be less expensive, and offer greater certainty of becoming a public company than the typical initial public offering process. In an initial public offering, there are typically expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with stockholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Notwithstanding the foregoing competitive strengths, we will have limited financial resources with which to complete a business comibnation. Furthermore, seeking stockholder approval of, or engaging in a tender offer in connection with, our initial business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Accordingly, such competitive strengths may be offset or even overriden by these limitations.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effect our business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of a target business. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our common stock, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

Unlike many other blank check companies, we are not required to consider a target’s valuation when entering into or consummating our initial business combination. We will have considerable flexibility in identifying and selecting a prospective target business, except that we will not acquire another blank check company or a similar type of company. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effect an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with proceeds from a financing other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination.

Further, we do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend upon the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Transaction structure

Unlike many other blank check companies, we are not required to have a stockholder vote to approve our initial business combination, unless the nature of the business combination would require stockholder approval under applicable law, including the DGCL. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination.

In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. The amount in the trust account is initially anticipated to be $10.10 per share, or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full. Unlike other blank check companies which require stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related conversions of public shares for cash upon consummation of such initial business combination even when a vote is not required by law, we will have the flexibility to avoid such stockholder vote and allow our stockholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of more than $5,000,000 upon such consummation and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,000 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares seek to convert or sell their shares to us in a tender offer) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait up to 18 months in order to be able to receive a pro rata share of the trust account.

We have not identified a target business

Although our search for a target business is not limited to a particular industry or geographic region, we intend to focus on target businesses in the security and defense sector. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

We will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Other than as discussed below under “— Selection of a Target Business,” we have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any candidates for a business combination, we believe that there are numerous target businesses we could acquire. Following the consummation of the offering, we expect to generate a list of prospective target opportunities from a host of different sources. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including entrepreneurs, investment bankers, venture capital funds, private equity funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts. Target businesses may also be brought to our attention by unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. Any finder or broker would only be paid a fee upon the consummation of a business combination. We expect the fee to be paid to such persons would be determined in an arm’s length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation may be paid from the offering proceeds not held in trust.

Selection of a target business

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Unlike many other blank check companies, we are not required to consider a target’s valuation when entering into or consummating our initial business combination. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;

•	growth potential;
•	experience and skill of management;
•	capital requirements;
•	competitive position;
•	barriers to entry;
•	diversified customer and supplier base;
•	stage of development of the products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of intellectual property or other protection of the products, processes or services;
•	regulatory environment of the industry; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive, as we have not determined any specific factors that we will consider with respect to a potential target business, and may apply whether we are considering a target business in the security and defense industry or in another industry. We will not base our decision to continue searching for target businesses in the security and defense industry on the amount of time we have spent searching for target businesses in such industry, nor on the amount of money we have spent in such a search. Rather, we will consider all potentially attractive business opportunities that we locate or that are presented to us. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Possible lack of business diversification

We may seek to effect business combinations with more than one target business, and there is no required minimum valuation standard for any target at the time of such acquisition, as discussed above. We expect to complete only a single business combination, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike many other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

Possible acquisition of multiple businesses or assets

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with us after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Limited available information for privately-held target companies

In accordance with our acquisition strategy, it is likely that we will seek a business combination with one or more privately-held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Conversion and Tender Rights

We will provide our stockholders with the opportunity to convert, or to sell to us in a tender offer, all or part of their shares of our common stock into cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest, if any, then remaining in the account) upon the completion of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.10 per public share, or approximately $10.05 per public share if the underwriters’ over-allotment option is exercised in full. Our insiders have agreed to waive their conversion rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination.

We will proceed with a business combination only if public stockholders owning 87.5% or less of the shares sold in this offering exercise their conversion rights or seek to sell their shares to us in a tender offer. The conversion threshold was set at 87.5% so that we would have a minimum of approximately $5,000,000 in stockholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.” However, a potential target business may make it a closing condition that we have available at the closing an amount of cash in excess of such minimum amount, in which event we would be required to obtain an additional source of funding or effectively limit the total number of shares that may be converted or sold to us by our public stockholders to less than the 87.5% threshold contained in our charter. Depending upon the closing condition that is imposed by a potential target, the total number of shares that could be converted or sold to us by public stockholders could even be less than the more typical thresholds of 20% to 40% set by other blank check companies. If holders in excess of the total number of shares that may be converted or sold to us pursuant to the closing condition discussed above elect to convert or sell their shares and we are unable to obtain the required funds from an alternate source, we would not be able to consummate the business combination and we may not be able to locate another suitable target within the required time period, if at all. As a result, public stockholders may have to remain stockholders of our company and wait until the expiration of the 18-month business combination period in order to be able to receive a pro rata portion of the trust account or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares.

In the event we conduct a tender offer in connection with our initial business combination, in order to comply with the tender offer rules, the tender offer will be made to all of our stockholders, not just our public stockholders. Our insiders, however, have agreed to waive their tender rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination. In addition, the offer will be made for up to a maximum of 87.5% of our public shares, subject to the condition that if more than 87.5% of our public shares elect to tender their shares, we will withdraw the offer and not consummate the initial business combination.

Submission of our initial business combination to a stockholder vote

In the event we seek stockholder approval of our business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of our initial business combination. Unlike many other blank check companies, our public stockholders would not be required to vote against our initial business combination in order to exercise their conversion rights.

If we seek stockholder approval of our initial business combination and we do not conduct a tender offer in connection with our initial business combination, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of our initial business combination with proceeds released to us from our trust account immediately following the completion of our initial business combination. Additionally, it is possible that our insiders and their respective affiliates may also acquire shares from public stockholders in privately negotiated transactions. The purpose of such arrangements would be to (i) increase the likelihood of satisfaction of the requirement that no more than 87.5% of our outstanding shares of common stock demand to convert their shares, (ii) increase the likelihood of obtaining stockholder approval of the business combination or (iii) satisfy a minimum valuation requirement, where it appears that such requirements would otherwise not be met. Such purchases, should they occur at all, may be negotiated after the time when stockholders elected to redeem their shares. Any shares purchased from stockholders would be purchased for cash or other consideration at a price to be negotiated between such stockholders on the one hand and us, our insiders or their respective affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the stockholder’s position in our company and the method and timing of payment to such stockholder. In the event we are the buyer in such privately negotiated purchases, we could elect to use trust account proceeds to pay the purchase price in such transactions after the closing of our initial business combination.

If such a purchase is made after the record date for the stockholder meeting, such purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees to refrain from redeeming its common stock as directed by the purchaser of such securities. All such privately negotiated transactions (should they occur at all) would be isolated transactions conducted in compliance with all applicable securities laws, each to be privately negotiated with one or a discrete group of stockholders who have elected, or otherwise indicated their intention, to exercise their redemption rights.

Neither we nor our insiders and their respective affiliates, nor any third parties, have agreed to purchase any such shares, and our and their failure to so agree at the applicable time could adversely impair our ability to consummate a business combination. Moreover, even if we or our insiders and their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability to effect such purchases could adversely impair our ability to consummate the business combination.

We and our insiders and/or their affiliates anticipate identifying the stockholders with whom to pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of tender offer documents or proxy materials in connection with our initial business combination. To the extent that we or our insiders or their affiliates enter into a private purchase, we or they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account. Pursuant to the terms of such arrangements, the sellers of any shares so purchased by us or our insiders and/or their affiliates would then revoke their election to redeem such shares.

Limitation on conversion rights upon consummation of a business combination if we seek a stockholder vote

Notwithstanding the foregoing, and solely if we seek stockholder approval of our initial business combination, and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, our charter provides that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in this offering. We will not impose any restrictions on redemptions by a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), on converting their shares with respect to an aggregate of 10% or less of the shares sold in this offering. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their conversion rights as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to seek exercise their conversion rights if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our stockholders’ ability to convert no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate a business combination. However, we would not be restricting our stockholders’ ability to vote all of their shares for or against a business combination.

Tendering stock certificates in connection with a stockholder vote

If we hold a stockholder meeting to approve a business combination, we may require our public stockholders seeking to exercise their conversion rights, whether they are record holders or hold their shares in “street name,” to tender their certificates to our transfer agent up to two business days prior to the vote on the proposal to approve the business combination, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy materials that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from up to two days prior to the vote on the business combination to tender his shares if he wishes to seek to exercise his conversion rights. Given the limited exercise period, it is advisable for stockholders to use electronic delivery of the public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 to $45.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to a specified date. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise conversion rights to tender their shares prior to the completion of the proposed business combination and the proposed business combinations is not completed (and therefore we would not be obligated to pay cash in connection with the tendered shares) this may result in an increased cost to stockholders.

The foregoing is different from the procedures used by many blank check companies. In order to perfect conversion rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for it to deliver its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which it could monitor the price of the company’s stock in the market. If the price rose above the conversion price, it could sell its shares in the open market before actually delivering his shares to the company for cancellation. As a result, the conversion rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become an “option” right surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the closing of the stockholder meeting ensures that a holder’s election to convert is irrevocable once the business combination is completed.

Any request to convert such shares once made, may be withdrawn at any time up to the date set forth in the proxy materials. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its conversion rights and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to convert their shares will be distributed promptly after the completion of a business combination.

If the initial business combination is not approved or completed for any reason, then public stockholders who elected to exercise their conversion rights would not be entitled to convert their shares. In such case, we will promptly return such certificates to the tendering public stockholder.

If the initial business combination is not completed, we may continue to try to consummate a business combination with a different target until 18 months from the closing of this offering.

Permitted Repurchases of our Shares

Prior to the consummation of our initial business combination, there can be released to us from the trust account amounts necessary to purchase up to 20% of the shares sold in this offering (800,000 shares, or 920,000 shares if the over-allotment option is exercised in full) at any time commencing 61 days after the date of this prospectus and ending on the date we announce our initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. Due to the relatively sporadic public trading of securities of similarly structured blank check companies, it is unlikely that we would be able to make such purchases under Rule 10b-18 under the Exchange Act and still accomplish the intended goals of such purchases as described below. Therefore, we do not intend to comply with Rule 10b-18 and may make purchases outside of the requirements of Rule 10b-18 as we see fit. This could result in our liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Purchases will be made at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (initially $10.10 per share, or approximately $10.05 if the over-allotment option is exercised in full). We can purchase any or all of the 800,000 shares (or 920,000 shares if the over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased, when purchases are made and at what prices (provided the price does not exceed the per-share amount then held in the trust account). Purchasing decisions will be made based on various factors, including the then current market price of our common stock and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled.

These purchases, if we decide to undertake them, would provide a readily available market for a public stockholder wishing to sell his shares prior to the consummation of our initial business combination. At the same time, by agreeing to pay no more than the per-share amount then held in the trust account for such shares, the resulting per-share conversion or liquidation price for all of our other public stockholders increases (or at worst, remains constant) because we may have paid less to the selling stockholder than we would have had to pay had such stockholder sought conversion or sold his shares to us in a tender offer.

The foregoing may have the effect of making it easier for us to complete our initial business combination because there may be fewer shares outstanding held by stockholders that might have had the intention of voting against any proposed business combination or seeking to sell shares back to us in a tender offer following such purchases. However, if we made such purchases, we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing.

Redemption of common stock and liquidation if no business combination

If we do not consummate our initial business combination within 18 months following the consummation of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We view the foregoing provisions contained in our charter as obligations to our stockholders and will not take any action to amend or waive any of such provisions except in connection with the completion of our initial business combination. Pursuant to the terms of our charter, our powers following the expiration of the permitted time period for consummating a business combination will automatically thereafter be limited to acts and activities relating to redeeming 100% of our public shares, dissolving and winding up our affairs, including liquidating.

Our initial stockholders have agreed to waive their redemption rights with respect to their initial shares, but will be entitled to redeem any public shares they may own in connection with our cessation of operations and liquidation in the event we do not consummate our initial business combination. There will be no redemption distribution with respect to our warrants, which will expire worthless in the event we do not consummate a business combination.

Our initial stockholders, officers and directors have agreed that they will not propose any amendment to our charter that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 18 months from the closing of this offering, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of income taxes payable, divided by the number of then outstanding public shares.

Upon consummation of this offering, and assuming no exercise of the underwriter’s over-allotment option, we expect to have approximately (i) $40,400,000 of the offering proceeds deposited in the trust account for the benefit of our public stockholders and (ii) $450,000 from the proceeds of this offering not held in the trust account. In the event no business combination is completed within the required time frame and we are unable to redeem 100% of the shares sold in this offering, we intend to submit a plan of dissolution to our public stockholders, requiring a majority of shares voted for approval, in which (i) the proceeds held in our trust account, together with interest, less franchise and income taxes payable, would be distributed to only our public stockholders on a per share pro rata basis and (ii) the remaining net assets of the company, if any, would be distributed on a per share pro rata basis to our stockholders. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining assets outside of the trust account although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our officers and directors have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be approximately $15,000).

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial aggregate of the (i) per public share redemption price or (ii) per public share liquidation price would be approximately $10.10 (or approximately $10.05 if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as other claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our officers and directors have contractually agreed that, upon our liquidation, they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $10.10 per public share (or approximately $10.05 per public share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, these officers and directors will not be responsible to the extent of any liability for such third party claims. We cannot assure you, however, that these officers and directors would be able to satisfy those obligations. Additionally, in the event any of the insiders undertakes a liquidating distribution while their indemnification obligations are outstanding, they have agreed to use reasonable efforts to set aside from such distribution, adequate reserves to cover the reasonably anticipated liabilities which may be incurred by them. Although we have a fiduciary obligation to pursue the officers and directors to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance they will be able to satisfy those obligations, if required to do so.

In the event that the proceeds in the trust account are reduced below $10.10 per public share (or approximately $10.05 per public share if the underwriter’s over-allotment option is exercised in full) by claims that are covered by the indemnification obligations of our officers and directors upon our liquidation, and our officers and directors assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors, if any, would determine whether to take legal action against such parties to enforce their indemnification obligations. In the event that we do not have any independent directors, the decision whether to take legal action against such parties to enforce their indemnification obligations would be left to the full board of directors, which would be subject to their fiduciary duties to us and our stockholders under Delaware law and would subject them to a claim by our stockholders in the event that they were to breach such fiduciary duties. While we currently expect that our directors would take legal action on our behalf against our officers and directors to enforce their indemnification obligations to us, it is possible that our directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per share redemption price (or per share liquidation distribution if we are unable to effect a redemption of our public shares) will not be less than $10.10 per public share (or approximately $10.05 per public share if the underwriters’ over-allotment option is exercised in full).

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon our redemption of 100% of our public shares of common stock in the event we do not consummate our initial business combination within the required time frame may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 180-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect our initial business combination within the required time frame, we shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest earned on such funds but less any interest released to us to pay for our taxes or for our working capital requirements), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible following the time allotted to complete a business combination and, therefore, we do not intend to comply with those procedures. Therefore, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time, that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

If, before we distribute the proceeds held in the trust account to our public stockholders, we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders an aggregate of at least $10.10 per share (or approximately $10.05 if the over-allotment option is exercised in full). Additionally, if, after we distribute the proceeds held in the trust account to our public stockholders, we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our redemption of 100% of our public shares if we fail to complete our initial business combination within the required time frame or if they redeem their respective shares for cash upon the consummation of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Competition

In identifying, evaluating and selecting a target business for an initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with 87.5% of our shares held by our public stockholders who exercise their conversion or tender rights may reduce the resources available to us for an initial business combination, and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We maintain our principal executive offices at c/o Monument Capital Group SPAC I LLC, 800 Third Avenue, New York, New York 10022. We also have offices located at c/o Pacific Capital Partners & Associates Limited, 14th Floor, Albert Embankment, London, SE1 7TP. The cost for these offices is included in the $4,000 per month fee described above that each of Monument Capital Group I LLC and Pacific Capital Partners & Associates Limited will charge us for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account if we have failed to complete a business combination within the required time periods. We believe, based on rents and fees for similar services in New York, New York and London, England, that the aggregate fee charged by Monument Capital Group SPAC I LLC and Pacific Capital Partners & Associates Limited is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have four executive officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our business) than they would prior to locating a suitable target business. We expect our executive officers to devote a reasonable amount of time to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

Prior to the date of this prospectus, we have filed a Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act and will file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business to be acquired as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

We do not currently, and are not currently required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending November 30, 2013. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the consummation of our initial business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls and may need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recordation of expenses and liabilities in the period to which they relate;
•	proof of internal review and approval of accounting items;
•	documentation of key accounting assumptions, estimates and/or conclusions; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act, if required. Additional matters concerning a target business’ internal controls may be identified in the future when the testing and assessment is performed.

Legal Proceedings

There is no litigation currently pending or threatened against us, our initial stockholders or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds:	$38,200,000 of the net offering proceeds plus the $2,200,000 we will receive from the sale of the private placement warrants will be deposited into a trust account at Credit Suisse, maintained
	by Continental Stock Transfer & Trust Company, acting as trustee.	$33,840,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds:	$38,200,000 of net offering proceeds plus the $2,200,000 we will receive from the sale of the private placement warrants held in trust will only be invested in cash or in United States government treasuries with a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in United States Treasuries.	Proceeds could be invested only in cash or specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business:	There is no limitation on the fair value or net assets of the target business with which we may complete a business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued:	The units will begin trading on or promptly after the date of this prospectus. Each of the shares of our common stock and warrants shall trade separately on the tenth business day following the earlier to occur of: the expiration of the underwriters’ over-allotment option; its exercise in full; or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the underwriters’ over-allotment option.	No trading of the units or the underlying shares of our common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters’ over-allotment option.
Exercise of the warrants:	The warrants cannot be exercised until the later of 30 days after completion of our initial business combination and twelve months from the consummation of this offering and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will either (1) give our stockholders the opportunity to vote on the business combination or (2) provide our public stockholders with the opportunity to sell their shares of our common stock to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline:	If we are unable to complete our business combination within 18 months from the closing of this offering, we shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including any remaining interest not previously released to us for our taxes or working capital requirements), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
Interest earned on the funds in the trust account:	There can be released to us, from time to time, any interest earned on the funds in the trust account (i) that we may need to pay our tax obligations and (ii) any remaining interest that we need for our working capital requirements. Remaining interest earned on the funds in the trust account, if any, will not be released until the earlier of the completion of a business combination and the liquidation of the trust account upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account would be held in trust for the sole benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except for the release to us of (i) amounts necessary to repurchase up to 20% of the shares sold in this offering, (ii) any interest earned on funds in the trust account that we may need to pay our tax obligations and (ii) any interest earned on funds in the trust account that we may need for our working capital requirements, the funds held in the trust account will not be released until the earlier of the completion of a business combination and our redemption of 100% of our public shares upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Robert J. Dunn	46	Executive Chairman of the Board of Directors
Jonathan M. Mitchell	31	Chief Executive Officer and Director
Michael A. Tew	32	Chief Financial Officer and Director
Douglas B. Baker	50	Secretary, Treasurer and Director

Below is a summary of the business experience of each of our executive officers and directors.

Robert J. Dunn has served as our Executive Chairman of the Board since our inception. Mr. Dunn co-founded Monument Capital Group LLC, a private equity firm, in January 2008 and has served as a Managing Director since such time. From June 1994 to December 2007, Mr. Dunn served in a variety of positions at The Carlyle Group, a Washington, D.C. based private equity firm. From 1994 to 2001, Mr. Dunn managed Carlyle’s Middle East office based in Saudi Arabia, where he handled the firm’s investment activities as well as the oversight of portfolio companies in the region. Additionally, Mr. Dunn managed the Saudi Arabian Economic Offset Program, a partnership with the Saudi Ministry of Defense and Aviation where he managed a number of joint-ventures that were designed to help Carlyle portfolio companies’ better address the defense and security needs of the region. In 2003, Mr. Dunn was appointed Chairman of Apteka Holding, Carlyle’s portfolio company operating in 69 regions of Russia, a position he held until arranging the company’s sale to Alliance Unichem in 2006. In 2001, Mr. Dunn initiated and managed Carlyle’s first joint venture and investment in Turkey through a partnership with Koc Holding, a conglomerate with energy, automotive, consumer durables, finance and defense, and security operations throughout the world. Mr. Dunn was appointed Vice Chairman to the joint venture, a position he continues to hold in the ongoing company which is based in Istanbul, Turkey and has customers in 20 countries worldwide.

Prior to joining The Carlyle Group, Mr. Dunn was based in Milan, Italy (1993 – 1994) working for the Citibank Venture Capital Group. Before then, Mr. Dunn was a Director and Principal (1990 – 1992) with Intercorp Capital Limited, an offshore money management firm (registered with the NYSE and AMEX) based in New York, where he was responsible for setting up the Broker-Dealer and trading operations. Mr. Dunn also spent two years (1989 – 1990) with the NYSE Specialist firm, Spear Leads and Kellogg (a Goldman Sachs company) based in New York.

Mr. Dunn is a member of the Board of Directors of Persistent Sentinel LLC, a member of the US-Turkish Business Council and in 2005 was appointed to the US State Department Advisory Committee for International Economic Policy. Mr. Dunn’s prior affiliations include the US-Russia and the US-Saudi Arabian Business Councils. Mr. Dunn received a B.A. from Westminster College.

Mr. Dunn’s qualifications to serve on the board include his business relationships and contacts as well as his experience in capital markets and mergers and acquisitions.

Jonathan M. Mitchell has served as our Chief Executive Officer and a member of our board of directors since our inception. Mr. Mitchell has served as the Chief Executive Officer and director of Pacific Capital Partners & Associates Limited, an international private investment firm, since he founded it in January 2009. Mr. Mitchell also sits on the advisor board of all of Pacific Capital Partners’ portfolio partner companies. Pacific Capital Partners makes investments in companies where it can add strategic value and capital to accelerate corporate growth. From June 2005 to September 2008, Mr. Mitchell served as an equities manager at Cullen Investments where he managed the Cullen Equities global special situation hedge fund based in London. He managed a team of traders and analysts in London and Auckland for the company, including a team at Cullen’s partner, Fortis Investment Management, with ultimate responsibility for fund performance. The portfolio strategy was to identify opportunities in corporate restructurings, turnarounds, bankruptcies, unique growth opportunities and special situations. In addition, the company employed a significant SPAC arbitrage portfolio. The main portfolio company’s criteria was to invest in companies that had high cash flow generation, growth potential, profitability and the potential for yields with barriers to entry in the market for Cullen’s goal of long-term capital appreciation through special situations and event-driven investing. From

September 2004 to June 2005, Mr. Mitchell served as an associate at JP Morgan’s graduate program working across international markets, initially in interest rate derivatives and culminating in a position in equity derivatives.

Mr. Mitchell graduated with distinction from Bristol Business School specializing in Economics and Financial Markets.

Mr. Mitchell’s qualifications to serve on the board include his business relationships and contacts as well as his experience in capital markets.

Michael A. Tew has served as our Chief Financial Officer and a member of our board of directors since our inception. Since December 2011, he has served as a Director of Pacific Capital Partners & Associates, Limited. From January 2010 to December 2011, Mr. Tew served as the Director of Research for Ader Investment Management, an asset management firm. At Ader, he was responsible for analyzing investment opportunities in the consumer, real estate, financial services sectors. In May 2008, Mr. Tew founded SPAC Research Partners LLC, an independent research and advisory boutique dedicated solely to blank check companies. During his tenure at SPAC Research Partners, Mr. Tew provided analytical research and advisory services for numerous SPAC transactions to institutional investors and SPAC sponsor teams. He served as the firm’s Chief Executive Officer until January 2010. In May 2007, Mr. Tew founded Sand Hill Research Partners, a Palo Alto-based independent research firm providing independent research to institutional investors, as well as working with institutional investors in venture-backed technology companies, and served as that company’s Chief Executive Officer until May 2008. In September 2003, Mr. Tew founded CapitalHQ, a private consulting firm, and served as its Chief Executive Officer until May 2007. From May 1999 to September 2003, Mr. Tew served as Vice President of Bear, Stearns & Co., Inc. He started his career as a consultant in PricewaterhouseCoopers’ Hospitality and Leisure consulting group.

Mr. Tew holds a B.S. in Finance and International Business from New York University’s Stern School of Business. He has also studied at Groupe HEC (Paris), SDA Bocconi (Milan), and Wirtschaftsuniversitat (Vienna) and is an Executive MBA candidate at New York University’s Stern School of Business.

Mr. Tew’s qualifications to serve on the board include his business relationships and contacts as well as his experience in capital markets and knowledge of blank check companies like ours.

Douglas B. Baker has served as our Secretary and Treasurer and a member of our board of directors since our inception. Mr. Baker co-founded Monument Capital Group LLC in January 2008 and has served as a Managing Director since such time. He also serves on its audit committee. From October 2005 to December 2007, Mr. Baker served as a Special Assistant to President Bush and Senior Director for Border and Transportation Security Policy within the Homeland Security Council. Mr. Baker was responsible for developing and managing programs that impact border and transportation security and evaluating technologies and assisting with establishing annual budgets. He created and managed the implementation of the National Strategies for Aviation Security and Maritime Security, the Executive Order on Surface Transportation, and policies and programs related to the development and maintenance of terrorist related watch lists and related screening procedures. Previously, Mr. Baker served as the Deputy Assistant Secretary in the United States Department of Commerce from 2001 through 2005. In this capacity, he served as a policy advisor to the Secretary and Under Secretary on issues related to international financial and monetary affairs, managing programs that developed trade policy, identified foreign market barriers and analyzed trends affecting the domestic and foreign competitiveness for U.S. businesses. Prior to joining the Bush Administration, Mr. Baker served as the chief administrative officer and ran day-to-day operations for the Harris County-Houston Sports Authority between 1999 and 2001. Between 1993 and 1998, Mr. Baker was associated with the law firm of Looper, Reed, Mark & McGraw in Houston, Texas. He practiced public and administrative law, as well as commercial litigation.

Mr. Baker currently serves as a member of the board of directors for Persistent Sentinel LLC. Mr. Baker received a B.A. from the University of Texas at Austin and a J.D. from South Texas College of Law.

Mr. Baker’s qualifications to serve on the board include his business relationships and contacts as well as his experience with the security and defense sector.

Our board of directors is divided into two classes with only one class of directors being elected at each annual meeting of stockholders and each class serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Baker and Tew will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Mitchell and Dunn, will expire at the second annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

Robert J. Dunn, our Executive Chairman of the Board, is a Managing Director of Monument Capital Group LLC and serves on its compensation committee. Douglas B. Baker, our Secretary and Treasurer and a member of our board of directors, is also a Managing Director of Monument Capital Group LLC and serves on its compensation committee.

Special Advisors

We intend to seek guidance and advice from the following special advisors. We have no formal arrangement or agreement with these advisors that require them to provide services to us and compensate them in return (although we could decide in the future to pay them a fee for assisting us in locating, or negotiating a business combination with, a target business) and they have no obligation to present business opportunities to us. It is intended that these special advisors will simply provide advice, introductions to potential targets, and assistance to us, at our request, only if they are able to do so. Nevertheless, we believe with their business background and extensive contacts, they will be helpful to our search for a target business and our consummation of a business combination.

Mark D. Klein has been a Director of GSV Capital Corp. since January 2011. Mr. Klein also served as a director of New University Holdings Corp. (NUH), a capital pool company listed on the TSX Venture Exchange, from its inception in 2010 through August 2011, when NUH merged with ePals, Inc., the world’s largest K-12 learning network provider. Mr. Klein was also Chairman, Chief Executive Officer and President of 57th Street General Acquisition Corp., a special purpose acquisition company, until it completed a merger with Crumbs Bake Shop and currently serves on the Board of Directors of Crumbs. Also in April 2010, Mr. Klein became a Managing Member and Majority Partner of M. Klein & Company, LLC, which owns the Klein Group, LLC, a registered broker dealer. Mr. Klein also maintains registration with the Klein Group, LLC as a registered representative and Principal. Between March 2007 and July 2009, Mr. Klein was the Chief Executive Officer, President and a Director of Alternative Asset Management Corporation (“AAMAC”), a special purpose acquisition company he helped form in 2007 and which completed a merger with Great American Group LLC in July 2009. Mr. Klein is also a registered representative at Ladenburg Thalmann & Co. Inc., a leading underwriter of blank check companies, which is engaged in retail and institutional securities brokerage, investment banking and asset management services. He is also a Portfolio Manager of the LTAM Titan Fund, a fund of funds hedge fund and was one of the Principals of Aldebaran Investments, LLC, a private fund which invested in special purpose acquisition companies. From April 2007 until August 2008, Mr. Klein was the Chief Executive Officer of Hanover Group US LLC, an indirect US subsidiary of the Hanover Group. Prior to joining Hanover in 2007, Mr. Klein was Chairman of Ladenburg Thalmann & Co. Inc. From March 2005 to September 2006, he was Chief Executive Officer and President of Ladenburg Thalmann Financial Services, Inc., the parent of Ladenburg Thalmann & Co. Inc., and Chief Executive Officer of Ladenburg Thalmann Asset Management Inc., a subsidiary of Ladenburg Financial Services, Inc. Prior to joining Ladenburg Thalmann, from June 2000 to March 2005, Mr. Klein served as the Chief Executive Officer and President of NBGI Asset Management, Inc. and NBGI Securities, which were the US subsidiaries of the National Bank of Greece, the largest financial institution in Greece. Prior to joining NBGI, Mr. Klein was President and Founder of Newbrook Capital Management, Founder and Managing Member of Independence Holdings Partners, LLC, a private equity fund of funds company, and Founder and General Partner of Intrinsic Edge Partners, a long/short equity hedge fund. Prior to the formation of Newbrook Capital Management and Independence Holdings Partners, LLC, Mr. Klein was a Senior Portfolio Manager for PaineWebber and Smith Barney Shearson. Mr. Klein also serves as a member of the board of directors of Great American Group, Inc. Mr. Klein is a graduate of J.L. Kellogg Graduate School of Management at Northwestern University, with a Masters of Management Degree and also received a Bachelors of Business Administration Degree with high distinction from Emory University.

Edward Hanson has been a Director of Pacific Capital Partners & Associates, Limited., since its inception. Mr. Hanson is a principal of Global Partners Fund, a private equity fund investing in asset backed businesses. Prior to this he was a director of Babcock & Brown (UK) Ltd., a principal investment firm headquartered in Sydney and Mr. Hanson worked in the London office from 1997 to 2009. He focused on Private Equity and Real Estate. He was also a director of Triplecrown Acquisition Corp., a blank check company, from June 2007 to October 2009, when it successfully completed a business combination with Cullen Agricultural Technologies, Inc. He was also a director of Imperial Parking Corporation, the 4th largest parking company in North America which was successfully sold in 2011. Mr. Hanson received a Bachelor of Commerce from the University of Auckland in New Zealand.

Jason Rigoli serves as a Managing Director for Monument Capital Group LLC and is responsible for directing deal activity for the firm. Prior to joining Monument Capital Group, Mr. Rigoli was a Principal with The White Oak Group, a private equity fund focused on the middle-market of the global homeland security and defense space. Before the White Oak Group, Mr. Rigoli was a Senior Vice President in the Diversified Industrials Investment Banking Practice at Friedman, Billings, Ramsey, Capital Markets (FBR) where he led M&A and capital raising efforts in the aerospace, defense, security, and government services industries. Mr. Rigoli has a track record of over $1.2B in transaction value across 20 deals. For more than a decade before entering the private equity and investment banking side of the industry, Mr. Rigoli served as an operational executive in the defense consulting industry running businesses as large as $160 million in annual revenue. Mr. Rigoli earned a bachelors degree from Radford University, a MBA with an emphasis in finance from Columbia Business School, and an additional MBA with an emphasis in global business operations from London Business School.

James Rothschild serves as a Vice President for Monument Capital Group LLC . Prior to joining Monument Capital Group, Mr. Rothschild was an investment professional with TriGranit (2006 – 2009), Eastern Europe’s largest real estate developer. TriGranit is active in 11 countries across Central and Eastern Europe and Russia. Mr. Rothschild worked with the investment team, identifying and assessing opportunities across the region and raising awareness internationally of the company and market. Mr. Rothschild also acted in a key development-focused role, responsible for identifying international partners and liaising with relevant Governmental bodies in the region. Between 2006 and 2008, TriGranit’s pipeline value increased by eight times to EUR 8 billion to make it the largest privately owned developer in Europe. Mr. Rothschild began a career in finance at NM Rothschild and Sons in London, working in both the risk management and private banking divisions. He later spent time as an analyst at JNR UK, an investment banking boutique specialising in emerging markets and corporate finance. Subsequently, Mr. Rothschild joined Hargreave-Hale (2005 – 2006), a London-based fund manager as an analyst. Mr. Rothschild is a Non-Executive Director of J. Rothschild Capital Management ltd.

Richard Schaeffer has been the Chairman and Chief Executive Officer of Liquid Holdings Group, LLC, a diversified financial services firm, since July 2011. From 2008 to 2011, Mr. Schaeffer served on the board of directors of several companies including magicJack VocalTec Ltd. Mr. Schaeffer served as a member of the NYMEX Board of Directors from 1990 to 2008 including as Vice Chairman from 2004 to 2006 and Chairman from 2006 to 2008. He was also the Treasurer of the Exchange from 1993 to 2004. Mr. Schaeffer has been a NYMEX member and seat owner since 1981. Mr. Schaeffer has served as a Director of IMAREX, the leading Norwegian financial derivatives exchange, as well as a Director of the Montreal Stock Exchange. He also held a seat on the board of directors of the University of Maryland’s Robert H. Smith School of Business. Mr. Shaeffer is also a Special Advisor to General Atlantic. From 1997 until April 2006, Mr. Schaeffer was an executive director of Global Energy Futures for ABN AMRO, Inc. From 1992 to 1997, Mr. Schaeffer was a senior vice president/director of the Chicago Corp., which was a clearing member of both the NYMEX Division and the COMEX Division, until its buyout by ABN AMRO, Inc. Mr. Schaeffer is a graduate of the University of Maryland.

Employment Agreements

We have not entered into any employment agreements with our executive officers, and have not made any agreements to provide benefits upon termination of employment, and will not do so until the consummation of our initial business combination, at the earliest.

Compensation for Officers and Directors

No executive officer or director has received cash compensation of any kind for services rendered. Commencing on the date of this prospectus through the acquisition of a target business, we will pay to each of Monument Capital Group SPAC I LLC, an affiliate of Robert J. Dunn, and Pacific Capital Partners & Associates Limited, an affiliate of Jonathan M. Mitchell and Michael A. Tew, a fee of $4,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Dunn, Mitchell or Tew compensation in lieu of a salary. Other than these administrative fees, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers, directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying prospective target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

After completion of our business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer documents or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at that time, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

Board Committees

We do not intend to establish an audit or a compensation committee until consummation of a business combination. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses. We do not believe a compensation committee is necessary prior to our initial business combination as there will be no salary, fees or other compensation being paid to our officers or directors prior to our initial business combination other than as disclosed in this prospectus.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company. None of our officers and directors is currently, or has previously been, an officer or director of another blank check company and none of our officers and directors is currently contemplating the organization of, or participation in, any other blank check company or companies. Our officers and directors have agreed not to participate in the formation of, or become an officer or director of, any similarly structured blank check company focusing on completing an initial business combination with a target business in the security and defense industry until we have entered into a definitive agreement for our initial business combination or have failed to complete an initial business combination within the required time period.

•	The initial shares and private placement warrants are subject to transfer restrictions (and in the case of the private placement warrants, restrictions on exercise) and will not be released from escrow until specified dates after completion of our initial business combination and with respect to the earn-out shares, subject to meeting certain price requirements. In addition, the private placement warrants and any warrants which our insiders may purchase in this offering or in the aftermarket will expire worthless if an initial business combination is not completed. Additionally, our initial stockholders will not receive liquidation distributions with respect to any of their initial shares. For the foregoing reasons, our board may have a conflict of interest in determining whether it is appropriate to effect our initial business combination with a particular target business.
•	Unless we consummate our initial business combination, our insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of our working capital. Our officers, directors and initial stockholders may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our insiders or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.
•	Certain of our insiders have contractually agreed that, if we liquidate the trust account prior to the consummation of a business combination, they will be personally liable in certain circumstances to ensure that the proceeds in the trust account are not reduced below $10.10 per share (or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full) by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Therefore, our insiders have a financial interest in consummating a business combination, thereby resulting in a conflict of interest. Our insiders or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our officers has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination and 18 months after the closing of this offering, to present to us for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

Each of Robert J. Dunn and Douglas B. Baker has a pre-existing fiduciary obligation to Monument Capital Group LLC, a private equity firm, that would require them to present suitable business opportunities to such entity prior to presenting them to us. However, the only type of business opportunities that would be suitable to be presented to Monument Capital Group LLC prior to us would be with respect to target businesses that had no current interest in becoming a public company. It is anticipated that all potential business opportunities involving target businesses looking to become a public company would be presented to our company prior to being presented to Monument Capital Group LLC. Accordingly, we do not anticipate that this pre-existing fiduciary obligation will impact our ability to consummate an initial business combination. There are no other pre-existing fiduciary or contractual obligations which our officers or directors may be or are subject to which may affect our company.

In the event we submit our initial business combination to our public stockholders for a vote, all of the insiders have agreed to vote any initial shares held by them and any public shares they acquire in the offering or the aftermarket in favor of our initial business combination. In addition, our insiders have agreed to waive their conversion rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination, but will be entitled to redeem any public shares they may own in connection with our cessation of operations and liquidation in the event we do not consummate our initial business combination.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with any entity which is affiliated with any of our insiders, including (1) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of the foregoing, (2) an entity in which any of the foregoing or their affiliates are currently passive investors, (3) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (4) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them, unless we obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our insiders or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect the beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering(2)			After Offering(3)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Monument Capital Group SPAC I LLC(4)	532,450		46.3%	463,000		9.3%
Pacific Capital Partners & Associates Limited(5)	167,670		14.6%	145,800		2.9%
The Seaport Group LLC Profit Sharing Plan(6)	249,780		21.7%	217,200		4.3%
Armory Master Fund Ltd.(7)	200,100		17.4%	174,000		3.5%
Robert J. Dunn	532,450	(8)	46.3%	463,000	(8)	9.3%
Jonathan M. Mitchell	167,670	(9)	14.6%	145,800	(9)	2.9%
Michael A. Tew	0	(10)	0%	0	(10)	0%
Douglas B. Baker	0		0%	0		0%
All directors and executive officers as a group (4 individuals)	700,120	(11)	60.9%	608,800	(11)	12.2%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o 601 13th Street, N.W., Suite 1050 North, Washington, DC 20005.
(2)	Based on 1,150,000 shares outstanding immediately prior to this offering, including up to 150,000 shares held by our initial stockholders that are subject to forfeiture in the event that the over-allotment option is not exercised in full.
(3)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 150,000 shares held by our initial stockholders. Also assumes no forfeiture of shares if certain share price targets are not achieved following the closing of our initial business combination.
(4)	The members of Monument Capital Group SPAC I LLC are Robert J. Dunn and James Rothschild. Mr. Rothschild exercises voting and dispositive power over the shares held by such entity.
(5)	Jonathan M. Mitchell is the manager of Pacific Capital Partners & Associates Limited and exercises voting and dispositive power over the shares held by such entity.
(6)	Stephen Smith is the trustee of The Seaport Group LLC Profit Sharing Plan and exercises voting and dispositive power over the shares held by such entity.
(7)	Jay Burnham is the manager of Armory Master Fund Ltd. and exercises voting and dispositive power over the shares held by such entity.
(8)	Represents shares held by Monument Capital Group SPAC I LLC of which Mr. Dunn is a member.
(9)	Represents shares held by Pacific Capital Partners & Associates Limited of which Mr. Mitchell is a member.
(10)	Does not include any shares held by Pacific Capital Partners & Associates Limited of which Mr. Tew is a director.
(11)	Represents shares held by Monument Capital Group SPAC I LLC and Pacific Capital Partners & Associates Limited of which Mr. Dunn and Mr. Mitchell are members, respectively, as indicated in footnotes 8 and 9 above.

Immediately after this offering, our initial stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of common stock (assuming none of them purchase any units offered by this prospectus). None of our initial stockholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our initial stockholders, such individuals will be able to exert substantial influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to an aggregate of 150,000 shares of common stock. Our initial stockholders will be required to forfeit only such number of shares necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option. If we increase the size of this offering pursuant to Rule 462(b) under the Securities Act, we may effect a dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ collective ownership percentage of the issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering, we will effect a reverse split of our common stock immediately prior to the consummation of the offering as to maintain our initial stockholders’ collective ownership percentage of the issued and outstanding shares of common stock upon the date of this prospectus, in each case without giving effect to the sale of the private placement warrants.

Our initial stockholders and the underwriters have agreed to purchase an aggregate of 2,933,334 private placement warrants prior to the date of this prospectus for an aggregate purchase price of $2,200,000 ($0.75 per warrant) in a private placement to occur simultaneously with the completion of this offering. All of the proceeds received from the sale of the private placement warrants will be financed from available funds and not from borrowed funds. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account. The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) with respect to the private placement warrants held by the underwriters, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon redemption or liquidation.

All of the initial shares will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Except for up to 150,000 of such shares that are subject to forfeiture if the underwriters do not exercise the over-allotment option, these shares will not be released from escrow until one year after the closing of the business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods; provided however, these shares excluding the earn-out shares will be released earlier from escrow if the closing price of our common stock equals or exceeds $13.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination. In addition, 294,118 initial shares (or 338,236 initial shares if the underwriters’ over-allotment option is exercised in full) will be held in escrow and forfeited by our sponsor as follows: (1) 151,515 initial shares (or 174,242 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $14.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial business combination and (2) the remaining 142,603 initial shares (or 163,994 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial business combination.

Our initial stockholders have contractually agreed with us that following the consummation of our initial business combination, they will have no ability to vote any of the 294,118 (or 338,236 initial shares if the underwriters’ over-allotment option is exercised in full) shares being held in escrow which are subject to forfeiture until such time, if ever, that such shares are released to them. If dividends are declared and payable in shares of common stock, such shares shall be held in escrow and shall be subject to partial forfeiture as described herein. All of the initial shares may be released from escrow earlier than as described above if within that time period, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for transfers (1) amongst themselves, to our officers, directors and employees, to a holder’s affiliates or its members upon its liquidation, (2) to relatives and trusts for estate planning purposes, (3) by virtue of the laws of descent and distribution upon death, (4) pursuant to a qualified domestic relations order, (5) by certain pledges to secure obligations incurred in connection with purchases of our securities or (6) by private sales made at or prior to the consummation of our initial business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive dividends, if declared (subject to certain restrictions described above). If dividends are declared and payable in common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Each of Messrs. Dunn, Mitchell, Tew, Baker and Monument Capital Group SPAC I LLC, Pacific Capital Partners & Associates Limited, Seaport Group LLC Profit Sharing Plan and Armory Master Fund Ltd. are deemed to be our “promoters” as that term is defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In November 2011, we issued 1,150,000 shares of common stock to the entities set forth below for $25,000 in cash, at a purchase price of approximately $0.02 share, as follows:

Name	Number of Shares	Relationship to Us
Monument Capital Group SPAC I LLC	532,450	Affiliate of Robert J. Dunn
Pacific Capital Partners & Associates Limited	167,670	Affiliate of Jonathan M. Mitchell and Michael A. Tew
Seaport Group LLC Profit Sharing Plan	249,780	Stockholder
Armory Master Fund Ltd.	200,100	Stockholder

If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders have agreed to forfeit up to an aggregate of 150,000 shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,300 for all 150,000 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital. In addition, 294,118 initial shares (or 338,236 initial shares if the underwriters’ over-allotment option is exercised in full) will be held in escrow and forfeited by our sponsor as follows: (1) 151,515 initial shares (or 174,242 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $14.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial business combination and (2) the remaining 142,603 initial shares (or 163,994 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of our initial business combination.

Our initial stockholders have contractually agreed with us that following the consummation of our initial business combination, they will have no ability to vote any of the 294,118 (or 338,236 initial shares if the underwriters’ over-allotment option is exercised in full) shares being held in escrow which are subject to forfeiture until such time, if ever, that such shares are released to them. If dividends are declared and payable in shares of common stock, such shares shall be held in escrow and shall be subject to partial forfeiture as described herein.

Our initial stockholders have committed, pursuant to written subscription agreements with us and Graubard Miller, our counsel, as escrow agent, to purchase 2,666,667 private placement warrants from us for a total purchase price of $2,000,000. The underwriters have committed to purchase an additional 266,667 warrants from us on the same terms for a total purchase price of $200,000. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The $2,200,000 in proceeds from the sale of the private placement warrants will be delivered to the escrow agent at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) with respect to the private placement warrants held by the underwriters, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon redemption or liquidation.

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the private placement warrants and any warrants our officers, directors, initial stockholders or their affiliates may be issued upon conversion of promissory notes issued for working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

We have agreed to pay to each of Monument Capital Group SPAC I LLC, an affiliate of Robert J. Dunn, and Pacific Capital Partners & Associates Limited, an affiliate of Jonathan M. Mitchell and Michael A. Tew, a fee of $4,000 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods. This arrangement was agreed to by Monument Capital Group SPAC I LLC and Pacific Capital Partners & Associates Limited for our benefit and is not intended to provide compensation to Messrs. Dunn, Mitchell or Tew. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

In order to meet our working capital needs following the consummation of this offering, certain of our insiders may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s option, be converted into warrants at a price of $0.75 per warrant. The warrants would be identical to the private placement warrants. If we do not complete a business combination, the loans will be forgiven.

As of the date of this prospectus, Monument Capital Group SPAC I LLC and Pacific Capital Partners & Associates Limited have loaned to us an aggregate of $75,000 to cover expenses related to this offering. The loans are payable without interest on the earlier of (i) November 2, 2012, (ii) the consummation of this offering or (iii) the date on which we determine not to proceed with our initial public offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the payment of an aggregate of $8,000 per month described above in connection with office space, administrative services and secretarial support rendered to us and reimbursement of reasonable out-of-pocket expenses to our officers, directors, or any of their respective affiliates, no compensation of any kind, including finders’ and consulting fees, will be paid to any of our executive officers, directors, initial stockholders or any of their respective affiliates who owned our common stock prior to this offering for services rendered to us prior to or with respect to the business combination.

After the consummation of a business combination, if any, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics to be in effect upon consummation of this offering requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines that may be approved by the board of directors (or the audit committee) in the future, as none have been established at this time. We do not intend to establish an audit committee until the consummation of our initial business combination at the earliest. Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with any entity which is affiliated with any of our insiders, including (1) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of the foregoing, (2) an entity in which any of the foregoing or their affiliates are currently passive investors, (3) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (4) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them, unless we obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our insiders or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination.

DESCRIPTION OF SECURITIES

General

Our charter authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 1,150,000 shares of common stock are outstanding, held by four stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of our common stock and one warrant. Each warrant entitles its holder to purchase one share of our common stock.

The units will begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin separate trading on the tenth business day following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full, or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the underwriters’ over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file this Form 8-K promptly after the date of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the underwriters’ over-allotment option if the underwriters’ over-allotment option is exercised prior to the filing of the Form 8-K. If the underwriters’ over-allotment option is exercised following the filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the underwriters’ over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Following the date that the shares of our common stock and warrants are eligible to trade separately, any security holder may elect to separate a unit and trade the shares of common stock or warrants separately or as a unit. If you hold units, comprised of one share of common stock and a warrant, and desire to separate the share of common stock and warrant, you may instruct your broker to separate the unit into its component parts, or if you hold units registered in your own name, you must contact the transfer agent directly and instruct it to do so. If you hold a share of common stock and a warrant and desire to combine them into a unit, you may instruct your broker to combine them, or if you hold the share of common stock and warrant in your own name, you must contact the transfer agent directly and instruct it to do so. Even if the component parts of the units are separated and traded separately, the units will continue to be quoted as a separate security, and consequently, any subsequent security holder owning shares of our common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with a stockholder vote to approve our initial business combination, if any, our insiders have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of our initial business combination. Our insiders have agreed to waive conversion rights in connection with any potential initial business combination.

We will proceed with a business combination only if public stockholders owning one share less than 87.5% of the shares sold in this offering exercise their conversion rights or seek to sell their shares to us in a tender offer and, solely if we are holding a meeting to approve such business combination, if a majority of the shares of common stock voted are voted in favor of the business combination.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Pursuant to our charter, if we do not consummate a business combination within 18 months from the closing of this offering, we will (i) cease all operations except for the purposes of winding up, and (ii) as promptly as reasonably possible, but no more than ten business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) liquidate the balance of our net assets to our remaining stockholders, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We view the foregoing provisions contained in our charter as obligations to our stockholders and will not take any action to amend or waive any of such provisions except in connection with the completion of our initial business combination. Our initial stockholders have agreed to waive their rights to shares in any distribution with respect to their initial shares but will be entitled to share with respect to any public shares they may own.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination or seek to sell their shares in a tender offer in connection with such business combination and the business combination is completed. Public stockholders who convert their stock into their share of the trust account or sell their shares to us in any tender offer still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our charter authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are currently issued or outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Stockholder Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, which adjustment, if any, we will notify holders of, at any time commencing on the later of:

•	30 days after the completion of our initial business combination; and
•	twelve months from the consummation of this offering.

The warrants will expire five years from the date of our business combination at 5:00 p.m., New York City time, or earlier upon redemption or liquidation of the trust account.

Holders of our public warrants will be able to exercise the warrants for cash only if we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock and, even in the case when cashless exercise is permitted as provided below, such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants following completion of this offering, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. The expiration of warrants prior to exercise would result in each unit holder paying the full unit purchase price solely for the shares of common stock underlying the unit.

Notwithstanding the foregoing, if a registration statement covering the common stock issuable upon exercise of the warrants is not effective within 60 days following the completion of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

Once the public warrants become exercisable, we may redeem the outstanding public warrants:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	on not less than 30 days prior written notice of redemption, or the 30-day redemption period, to each warrant holder;
•	if, and only if, the last reported sales price of our common stock equals or exceeds $17.50 per share (subject to adjustment for splits, dividends, recapitalization and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders;

provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock.

We will not redeem the warrants unless there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption notice period.

If we call the warrants for redemption, we will have the option to require all holders that subsequently wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants maybe amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

The redemption provisions for our warrants have been established at a price which is intended to provide a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price to absorb any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the common stock will exceed either $17.50 or the warrant exercise price of $11.50 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

If the number of outstanding shares of common stock is increased by a share dividend payable in common stock, or by a split-up of common stock shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding common stock.

A rights offering to holders of the common stock entitling holders to purchase common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such common stock (or other of our shares into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, (d) as a result of the repurchase of common stock by us if a proposed business combination is presented to our stockholders for approval or (e) in connection with the redemption of our public shares upon our failure to consummate our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding common stock (other than those described above or that solely affects the par value of such common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. The warrant agreement provides for certain modifications to what holders of warrants will have the right to purchase and receive upon the occurrence of certain events, and that if more than 30% of the consideration receivable by the holders of common stock in the applicable event is payable in the form of common stock in the successor entity that is not listed for trading on a national securities exchange or on the OTC Bulletin Board, or is not to be so listed for trading immediately following such event, then the warrant exercise price will be reduced in accordance with a formula specified in the warrant agreement.

The warrants may be exercised upon surrender of the warrant certificate on or before the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised, or through a cashless exercise (when permitted). The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of common stock outstanding.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

Our initial stockholders and the underwriters have agreed to purchase an aggregate of 2,933,334 private placement warrants from us at a price of $0.75 per warrant in a sale to be completed simultaneously with the completion of this offering. All of the $2,200,000 of proceeds received from the sale of the private placement warrants will be placed in the trust account for the benefit of our public stockholders. If we do not complete our initial business combination as described in this prospectus, the private placement warrants will become worthless. The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) with respect to the private placement warrants held by the underwriters, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon redemption or liquidation.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Quotation of Securities

We anticipate that our units, common stock and warrants will be quoted on the OTCBB under the symbols “_____U”, “______” and “______W”, respectively. Our units would be quoted on the OTCBB on or promptly after the effective date of the registration statement. Following the date the shares of our common stock and warrants are eligible to trade separately, the shares of our common stock and warrants would be quoted separately and as a unit on the on the OTCBB.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 5,000,000 shares of common stock outstanding, or 5,750,000 shares if the over-allotment option is exercised in full. Of these shares, the 4,000,000 shares sold in this offering, or 4,600,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial stockholders will not be able to sell their initial shares freely without registration until one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Following this one year time period, and subject to other conditions described above, a person who has beneficially owned restricted common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 50,000 shares immediately after this offering (or 57,500 if the over-allotment option is exercised in full); and
•	if the common stock are listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the private placement warrants and any warrants our insiders or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the private placement warrants or warrants issued to our insiders in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time commencing on the date that we consummate our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Morgan Joseph TriArtisan LLC is acting as representative and sole book-running manager, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
Morgan Joseph TriArtisan LLC
Morgan Joseph TriArtisan Capital LLC
Ladenburg Thalmann & Co. Inc.
Total	4,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriting agreement provides that the underwriters are obligated to purchase all the units set forth opposite their name in the offering if any are purchased, other than those units covered by the underwriters’ over-allotment option described below.

We have granted the underwriters a 30-day option to purchase up to 600,000 additional units at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

We have been advised by the representative of the underwriters that the underwriters do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the number of units being offered.

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the SEC’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, Minnesota, Missouri, New York, Rhode Island, South Dakota, Utah, Wisconsin and Wyoming. Investors in South Carolina must qualify as “Accredited Investors” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and modified by Section 413 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states listed above, we will apply to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions listed above. Institutional investors in every state, except Idaho, may purchase the units in this offering pursuant to exemptions under the blue sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996, which is a federal statute, preempts the states from regulating transactions in certain securities, which are referred to as “covered securities.” The resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements under the National

Securities Markets Improvement Act because we will file periodic and annual reports under the Exchange Act. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required. The District of Columbia, Illinois, Maryland, Montana, New Hampshire, North Dakota, Ohio, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings and fees have been submitted. As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for our securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or
•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Italy

The offering of the securities has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB), in accordance with Italian securities legislation. Accordingly, the securities may not be offered or sold, and copies of this offering document or any other document relating to the securities may not be distributed in Italy except to Qualified Investors, as defined in Article 34- ter, subsection 1, paragraph b) of CONSOB Regulation no. 11971 of May 14, 1999, as amended (the Issuers’ Regulation), or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree no. 58 of February 24, 1998 (the Consolidated Financial Act) or Issuers’ Regulation applies, including those provided for under Article 100 of the Finance Law and Article 34- ter of the Issuers’ Regulation, and provided, however, that any such offer or sale of the securities or distribution of copies of this offering document or any other document relating to the securities in Italy must (i) be made in accordance with all applicable Italian laws and regulations, (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB may impose upon the offer or sale of the securities, and (iii) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of Legislative Decree no. 385 of September 1, 1993, to the extent duly authorized to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorized to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Act, in each case acting in compliance with all applicable laws and regulations.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Sale of our Securities in Canada

The units sold in this offering have not been and will not be qualified for distribution under applicable Canadian securities laws. Units may be offered to residents of Canada pursuant to exemptions from the prospectus requirements of such laws.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus.

Before this offering there has been no market for our securities. The initial public offering price of the units and the terms of the warrants, including the private placement warrants, were determined by negotiation between us and the underwriters. The principal factors that were considered in determining the prices and terms of the units and warrants were:

•	the information presented in this prospectus and otherwise available to the underwriters;
•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	the ability of our management and their experience in identifying operating companies;
•	our prospects for acquiring an operating business at attractive values;
•	the present state of our development and our current financial condition and capital structure;
•	the recent market prices of, and the demand for, publicly traded securities of generally comparable companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

The factors described above were not assigned any particular weight. Rather, these factors, were considered as a totality in our negotiation with the underwriters over our initial public offering price. We offer no assurances that the initial public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, common stock or warrants will develop and continue after the offering.

Over-allotment and Stabilizing Transactions

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities in the open market before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the market prices of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the market prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the OTCBB, in another over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, the distribution will not be deemed to have been completed until all of the securities have been sold.

Commissions and Discounts

The following table summarizes the compensation we will pay:

	Per Unit		Total
	Without Over-Allotment	With Over-Allotment	Without Over-Allotment	With Over-Allotment
Underwriting discounts and commissions paid by us(1)	$0.25	$0.25	$1,000,000	$1,150,000

(1)	Based on the underwriters’ discount equal to 2.5% of the gross proceeds from the sale of units offered to the public.

We have also agreed to pay the underwriters a contingent fee equal to 3.5% of the gross proceeds from the sale of the units offered to the public payable to the underwriters only upon consummation of an initial business combination.

We have agreed to reimburse the representative of the underwriters for the fees of an investigative search firm of the representative’s choice hired to conduct due diligence investigations of our officers and directors, up to an aggregate amount of $20,000.

Private Placement Warrants

Simultaneously with the completion of this offering, the underwriters will purchase an aggregate of 266,667 private placement warrants from us at a price of $0.75 per warrant. The private placement warrants purchased by the underwriters will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon redemption or liquidation.

The private placement warrants purchased by the underwriters and the common stock underlying all such private placement warrants have been deemed to be underwriting compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Conduct Rules. The underwriters have agreed not to sell, transfer, assign, pledge or hypothecate the private placement warrants or the common stock underlying the private placement warrants beneficially owned by them, nor shall such initial shares, private placement warrants or common stock underlying such private placement warrants be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such initial shares, private placement warrants or the common stock underlying such private placement warrants to any person other than as permitted under Section 5110(g)(2) of the FINRA Conduct Rules.

Other Services

The underwriters and their respective affiliates may in the future perform various financial advisory, commercial banking and investment banking services for us or certain of our affiliates in the ordinary course of business, for which they will receive customary fees and expenses.

Indemnification

We have agreed to indemnify the underwriters against any and all loss, liability, claim, damage and expense whatsoever as incurred to which they or any of them may become subject under the Securities Act, the Exchange Act or any other Federal or state statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any prospectus or the registration statement of which this prospectus forms a part (as from time to time each may be amended and supplemented) or any materials or information provided to investors by us, or with our approval of, in connection with the marketing of this offering, including any “road show” or investor presentations made to investors by us (whether in person or electronically), or the omission or alleged omission from any prospectus or the registration statement of which this prospectus forms a part such other materials or information of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Quotation of Securities

We anticipate that our units, common stock and warrants will be quoted on the on the OTCBB under the symbols “____U”, “____”, “____W”, respectively. Our units would be quoted on the OTCBB on or promptly after the effective date of the registration statement. Following the date the shares of our common stock and warrants are eligible to trade separately, the shares of our common stock and warrants would be quoted separately and as a unit on the on the OTCBB.

LEGAL MATTERS

Graubard Miller, New York, New York is passing upon the validity of the securities offered in this prospectus. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Pacific Monument Acquisition Corporation (a company in the development stage) as of November 30, 2011 and for the period from October 27, 2011 (inception) through November 30, 2011, appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Pacific Monument Acquisition Corporation (a company in the development stage) to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

As a result of this offering, we and our stockholders will become subject to the proxy solicitation rules, annual and periodic reporting requirements, restrictions of stock purchases and sales by affiliates and other requirements of the Exchange Act, and we will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s Public Reference Room and the website of the SEC referenced above. We may furnish our stockholders with annual reports containing audited financial statements certified by independent auditors and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Pacific Monument Acquisition Corporation

We have audited the accompanying balance sheet of Pacific Monument Acquisition Corporation (a company in the development stage) (the “Company”) as of November 30, 2011, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from October 27, 2011 (inception) through November 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Monument Acquisition Corporation(a company in the development stage), as of November 30, 2011, and the results of its operations and its cash flows for the period from October 27, 2011 (inception) through November 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of November 30, 2011 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum llp

Marcum llp
New York, NY
December 23, 2011, except for Notes 1 and 6 as to which the date is March 6, 2012

Pacific Monument Acquisition Corporation
(A Company in the Development Stage)

Balance Sheet
November 30, 2011

Assets
Assets
Current Asset – Cash and cash equivalents	$74,376
Deferred offering costs associated with proposed public offering	25,000
Total assets	$99,376
Liabilities and Stockholders’ Equity
Current Liabilities:
Notes payable to stockholders	$75,000
Total current liabilities	75,000
Commitments
Shareholders’ Equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Common stock, $.0001 par value; 75,000,000 shares authorized; 1,150,000 shares issued and outstanding(1)	115
Additional paid-in capital	24,885
Deficit accumulated during the development stage	(624)
Total Stockholders’ Equity	24,376
Total Liabilities and Stockholders’ Equity	$99,376

(1)	This number includes an aggregate of 150,000 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters. This number also includes 294,118 shares (or 338,236 shares if the underwriters’ over-allotment option is exercised in full) which are subject to forfeiture as described in Note 7.

The accompanying notes are an integral part of the financial statements.

Pacific Monument Acquisition Corporation
(A Company in the Development Stage)

Statement of Operations
For The Period From October 27, 2011 (Inception) to November 30, 2011

Formation and operating costs	$624
Net Loss	$(624)
Weighted average shares outstanding, basic and diluted(1)	1,000,000
Basic and diluted net loss per common share	$(0.00)

(1)	This number excludes an aggregate of 150,000 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters. This number includes 294,118 shares (or 338,236 shares if the underwriters’ over-allotment option is exercised in full) which are subject to forfeiture as described in Note 7.

The accompanying notes are an integral part of the financial statements.

Pacific Monument Acquisition Corporation
(A Company in the Development Stage)

Statement of Changes in Stockholders’ Equity
For The Period From October 27, 2011 (Inception) to November 30, 2011

	Common Stock(1)		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholder’s Equity
	Shares	Amount
Balance – October 27, 2011 (Inception)	—	$—	$—	$—	$—
Common stock issued at approximately $0.02 per share to initial stockholders on November 30, 2011	1,150,000	115	24,885	—	25,000
Net loss	—	—	—	(624)	(624)
Balance – November 30, 2011	1,150,000	$115	$24,885	$(624)	$24,376

(1)	This number includes an aggregate of 150,000 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters. This number also includes 294,118 shares (or 338,236 shares if the underwriters’ over-allotment option is exercised in full) which are subject to forfeiture as described in Note 7.

The accompanying notes are an integral part of the financial statements.

Pacific Monument Acquisition Corporation
(A Company in the Development Stage)

Statement of Cash Flows
For The Period From October 27, 2011 (Inception) to November 30, 2011

Operating Activities
Net loss	$(624)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:	—
Net Cash Used in Operating Activities	(624)
Financing Activities
Proceeds from notes payable to stockholders	75,000
Proceeds from issuance of common stock to initial stockholders	25,000
Payment of deferred offering costs	(25,000)
Net Cash Provided by Financing Activities	75,000
Net Increase in cash and cash equivalents	74,376
Cash and cash equivalents – beginning	—
Cash and cash equivalents – ending	$74,376

The accompanying notes are an integral part of the financial statements.

Pacific Monument Acquisition Corporation
(a Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration

Pacific Monument Acquisition Corporation (a company in the development stage) (the “Company”) was incorporated in Delaware on October 27, 2011 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition or other similar business combination, one or more businesses or entities (a “Business Combination”).

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

At November 30, 2011, the Company had not yet commenced any operations. All activity through November 30, 2011 relates to the Company’s formation and the proposed public offering described below. The Company has selected September 30 as its fiscal year-end.

The Company is considered to be a development stage company and, as such, the Company’s financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) Topic 915 “Development Stage Entities.” The Company is subject to all of the risks associated with development stage companies.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Public Offering”) of up to 4,000,000 units (or 4,600,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”), at $10.00 per Unit which is discussed in Note 3 and the sale of 2,933,334 warrants (the “Private Placement Warrants”) at a price of $0.75 per warrant in a private placement to the Company’s initial stockholders (collectively, the “Sponsors”) and underwriters in the Proposed Public Offering. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to effect a Business Combination successfully. Upon the closing of the Proposed Public Offering, management has agreed that at least $10.10 per Unit sold (or approximately $10.05 if the underwriters’ over-allotment option is exercised in full) in the Proposed Public Offering, including the proceeds of the private placement of the Private Placement Warrants will be held in a trust account (“Trust Account”) and invested in United States government treasury bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, that invest solely in U.S. Treasuries until the earlier of the consummation of its first Business Combination and the Company’s failure to consummate a Business Combination within the prescribed time. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons or entities will execute such agreements. The officers and directors of the Company will agree that they will be jointly and severally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, they may not be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The amount of proceeds not held in the Trust Account will remain constant at $450,000 even if the over-allotment is exercised. In addition, (1) funds can be released to the Company from the Trust Account necessary to purchase up to 20% of the shares sold in the Proposed Public Offering, (2) interest income on the funds held in the Trust Account can be released to the Company to pay its income and other tax obligations and (3) interest income on the funds held in the Trust Account can be released to the Company to pay for its working capital requirements in connection with searching for a Business Combination. Prior to the

Pacific Monument Acquisition Corporation
(a Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration - (continued)

consummation of an initial Business Combination, there can be released from the trust account amounts necessary to purchase up to 20% of the shares sold in the Proposed Public Offering (800,000 shares, or 920,000 shares if the over-allotment option is exercised in full) at any time commencing 60 days after the effective date of registration statement related to the Proposed Public Offering (“Effective Date”) and ending on the date an initial Business Combination is announced or, if the Company elects to seek stockholder approval of an initial Business Combination, on the record date for the vote to approve the initial Business Combination. Purchases will be made only in open market transactions at times when management is not in possession of any material non-public information. Purchases will be made at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account (initially $10.10 per share, or approximately $10.05 if the over-allotment option is exercised in full, in each case without giving effect to any interest earned on such funds). The Company can purchase any or all of the 800,000 shares (or 920,000 shares if the over-allotment option is exercised in full) it is entitled to purchase. It will be entirely in management’s discretion as to how many shares are purchased, when purchases are made and at what prices (provided the price does not exceed the per-share amount then held in the trust account). All shares purchased by the Company will be immediately cancelled.

The Company will either seek stockholder approval of any Business Combination at a meeting called for such purpose at which stockholders may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), or provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable). The Company will consummate a Business Combination only if holders of less than approximately 87.5% of the public shares elect to convert (in the case of a shareholder meeting) or sell their shares to the Company (in the case of a tender offer) and, solely if the Company seeks shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the Business Combination. However, if the Company purchases up to 20% of the shares sold in the Proposed Public Offering (as described above), the 87.5% conversion threshold will be reduced to a percentage such that at least $5,000,000 of funds held in the Trust Account are released to the Company upon closing of the Business Combination. In connection with any vote for a proposed Business Combination, all of the Sponsors have agreed to vote the shares of common stock owned by them immediately prior to the Proposed Public Offering as well as any shares of common stock acquired in the Proposed Public Offering or in the aftermarket in favor of such proposed Business Combination. Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation of the Company will provide that a public stockholder, together with any affiliate or other person with whom such public stockholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Act of 1934, as amended), will be restricted from seeking conversion rights with respect to an aggregate of more than 10% of the ordinary shares sold in the Proposed Public Offering (but only with respect to the amount over 10% of the shares of common stock sold in the Proposed Public Offering). A “group” will be deemed to exist if public stockholder (i) file a Schedule 13D or 13G indicating the presence of a group or (ii) acknowledge to the Company that they are acting, or intend to act, as a group. In connection with any stockholder vote required to approve any Business Combination, the Sponsors will agree (1) to vote any of their respective shares in favor of the initial Business Combination and (2) not to convert any of their respective shares. In connection with a tender offer, the Sponsors will not to sell any of their respective shares to the Company pursuant to any tender offer described above.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Public Offering to provide that the Company will continue in existence only until 18 months from the consummation of the Proposed Public Offering. If the Company has not completed a Business Combination by such date, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares held by the public stockholders of the Company’ (“Public Stockholders”), at a per-share price, payable in cash, equal

Pacific Monument Acquisition Corporation
(a Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization, Plan of Business Operations and Going Concern Consideration - (continued)

to the aggregate amount then on deposit in the Trust Account, including any interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the Public Stockholders will be entitled to receive a full pro rata interest in the Trust Account (initially anticipated to be approximately $10.10 per share (or approximately $10.05 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the Trust Fund not previously released to the Company).

Going Concern Consideration

At November 30, 2011, the Company had $74,376 in cash and a deficit in working capital of $624. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Offering as discussed in Note 3. The Sponsors or their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet working capital needs following the consummation of the Proposed Public Offering if the funds not held in the trust account are insufficient. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the initial Business Combination (following the payment to any public stockholder seeking to convert or sell their shares upon consummation of such business combination), without interest, or, at the holder’s discretion, $500,000 may be converted into warrants at a price of $0.75 per warrant. These warrants would be identical to the private placement warrants. If we do not complete a business combination, the loans will be forgiven. There is no assurance that the Company’s plans to raise capital or to consummate a business combination will be successful or successful within the target business acquisition period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Loss per share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period excluding common stock subject to forfeiture. Weighted average shares was reduced for the effect of an aggregate of 150,000 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Pacific Monument Acquisition Corporation
(a Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies - (continued)

Income Taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecoginition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on October 27, 2011, the evaluation was performed for the upcoming 2011 tax year, which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from October 27, 2011 (inception) through November 30, 2011. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of November 30, 2011 through December 23, 2011, the date which these financial statements were available to be issued. Based upon the review, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Note 3 — Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 4,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 600,000 Units solely to cover over-allotments, if any). Each Unit consists of one share of common stock in the Company and one Warrant to purchase one share of common stock of the Company (“Warrants”). The common stock and warrants comprising the Units will begin trading separately on the tenth business day following the earlier to occur of the expiration of the underwriters’ over-allotment option (30 days from the Effective Date), its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option. In no event will the common stock and warrants comprising the Units begin separate trading until the Company has filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting the consummation of the Proposed Public Offering. Each Warrant entitles the holder to purchase one share of common stock at a price of $11.50 commencing on the later of 30 days after the Company’s completion of a its initial Business Combination or 12 months from the closing of the Proposed

Pacific Monument Acquisition Corporation
(a Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering - (continued)

Public Offering and expiring five years from the completion of a its initial Business Combination. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the shares of common stock is at least $17.50 per share for any 20 trading days within a 30-trading day period (“30-Day Trading Period”) ending on the third day prior to the date on which notice of redemption is given, provided there is a current registration statement in effect with respect to the shares of common stock underlying such Warrants commencing five business days prior to the 30-Day Trading Period and continuing each day thereafter until the date of redemption. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Public Offering the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants.

There are no contractual penalties for failure to deliver securities if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. The expiration of the Warrants prior to exercise would result in each Unit holder paying the full Unit purchase price solely for the shares of common stock underlying the Unit. However, if a registration statement is not effective within 60 days following the consummation of a Business Combination, public warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis. The Company intends to classify the Warrants within permanent equity as additional paid-in capital in accordance with ASC Topic 815 “Derivatives and Hedging”.

Note 4 — Deferred Offering Costs

Deferred offering costs consist principally of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

Note 5 — Notes Payable to Stockholders — Related Party

The Company issued an aggregate of $75,000 principal amount unsecured promissory notes to two of the Company’s Sponsors on November 4, 2011. The notes are non-interest bearing and payable on the earlier of (i) November 2, 2012, (ii) the consummation of the Proposed Public Offering or (iii) the date on which the Company determines not to proceed with the Proposed Public Offering. Due to the short-term nature of the notes, the fair value of the notes approximates the carrying amount.

Note 6 — Commitments

The Company will enter into an agreement with the underwriters of the Proposed Public Offering (“Underwriting Agreement”). The Underwriting Agreement will require the Company to pay an underwriting discount of 2.5% of the gross proceeds of the Proposed Public Offering as an underwriting discount.

The Company will also pay the underwriters in the Proposed Public Offering a contingent fee of 3.5% of the gross proceeds of the Proposed Public Offering upon consummation of an initial Business Combination.

The Company presently occupies office space provided by two of the Sponsors. Such affiliates have agreed that, until the Company consummates a Business Combination, they will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliates $4,000 per month (for aggregate payments of $8,000 per month) for such services commencing on the Effective Date.

Pacific Monument Acquisition Corporation
(a Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments - (continued)

The Sponsors and underwriters in the Proposed Public Offering have committed to purchase 2,933,334 Private Placement Warrants at $0.75 per warrant (for an aggregate purchase price of $2,200,000) from the Company. These purchases will take place simultaneously with the consummation of the Proposed Public Offering. All of the proceeds received from the Private Placement Warrant purchases will be placed in the Trust Account. The Private Placement Warrants are identical to the Warrants included in the Units to be sold in the Proposed Public Offering except that the Private Placement Warrants: (i) will not be redeemable by the Company and (ii) may be exercised for cash or on a cashless basis, as described in the registration statement relating to the Proposed Public Offering, so long as they are held by the initial purchaser or any of its permitted transferees. Additionally, the purchasers have agreed not to transfer, assign or sell any of the Private Placement Warrants, including the common stock issuable upon exercise of the Private Placement Warrants (except to certain permitted transferees), until 30 days after the completion of the Company’s initial Business Combination. In addition, the Private Placement Warrants held by the underwriters will expire five years from the Effective Date (or earlier if the Warrants are redeemed or the Company liquidates).

The Sponsors and underwriters will be entitled to registration rights with respect to their initial shares and the Private Placement Warrants (or underlying shares of common stock) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the initial shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of a majority of the Private Placement Warrants (or underlying shares of common stock) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Sponsors and underwriters have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Note 7 — Stockholder Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of November 30, 2011, there are no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 75,000,000 shares of common stock with a par value of $0.0001 per share.

In connection with the organization of the Company, on November 30, a total of 1,150,000 shares (“Initial Shares”) of the Company’s common stock were sold to the Sponsors at a price of approximately $0.02 per share for an aggregate of $25,000. This number includes an aggregate of 150,000 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters. In addition, 294,118 Initial Shares (or 338,236 Initial Shares if the underwriters’ over-allotment option is exercised in full) (the “Earn-Out Shares”) will be held in escrow and forfeited by our Sponsors as follows: (1) 151,515 Earn-Out Shares (or 174,242 Earn-Out Shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of the shares of common stock does not equal or exceed $14.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of the initial Business Combination and (2) the remaining 142,603 Earn-Out Shares (or 163,994 Earn-Out Shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of the shares of common stock does not equal or exceed $12.00 per share (as adjusted for share

Pacific Monument Acquisition Corporation
(a Company in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note 7 — Stockholder Equity - (continued)

splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 5 years following the closing of the initial Business Combination.

The Sponsors have contractually agreed that following the consummation of the initial Business Combination, they will have no ability to vote any of the 294,118 Earn-Out Shares (or 338,236 Earn-Out Shares if the underwriters’ over-allotment option is exercised in full) being held in escrow until such time, if ever, that such Earn-Out Shares are released to them. If dividends are declared and payable in shares of common stock, such shares shall be held in escrow and shall be subject to partial forfeiture as described above.

On or prior to the consummation of the Proposed Public Offering, the Sponsors’ will place their initial shares into an escrow account. Other than transfers made to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote in favor of the initial business combination in the event of a stockholder vote for approval in connection with our initial Business Combination and waive any rights to participate in any redemption if the Company fails to consummate a Business Combination, the initial shares will be held in escrow until the first anniversary of an initial Business Combination; provided however, these shares (except the Earn-Out Shares) will be released earlier from escrow if the closing price of the common stock equals or exceeds $13.00 for any 20 trading days within a 30-trading day period following the consummation of an initial Business Combination or earlier if, following a Business Combination, there is a subsequent transaction resulting in the Company’s stockholders having the right to exchange their shares for cash or other securities.

Through and including , 2012 [the 90th day after the date of this offering], all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PACIFIC MONUMENT
ACQUISITION
CORPORATION

$40,000,000
4,000,000 Units

PROSPECTUS

Ladenburg Thalmann
& Co. Inc.

, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	5,350
FINRA filing fee	5,100
Accounting fees and expenses	32,500
Blue Sky costs	40,000
Printing and engraving expenses	40,000
Directors & Officers liability insurance premiums	75,000	(2)
Legal fees and expenses	200,000
Miscellaneous	26,050	(3)
Total	$425,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company [$____] for acting as trustee, as transfer agent of the registrant’s ordinary shares, as warrant agent for the registrant’s warrants and as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)  For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)  For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a)  During the past three years, we sold the following ordinary shares without registration under the Securities Act:

Name	Number of Shares
Monument Capital Group SPAC I LLC	532,450
Pacific Capital Partners & Associates Limited	167,670
Seaport Group LLC Profit Sharing Plan	249,780
Armory Master Fund Ltd.	200,100

All such shares were issued in November 2011 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to accredited investors. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.02 per share.

In addition, the Company’s initial shareholders and the underwriters, (and/or their designees) have committed to purchase an aggregate of 2,933,334 warrants from us on a private placement basis simultaneously with the consummation of this offering, for an aggregate purchase price of $2,200,000. These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)  The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation.*
3.2	Amended and Restated Certificate of Incorporation.
3.3	Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Graubard Miller.*
10.1	Form of Letter Agreement among the Registrant, Morgan Joseph TriArtisan LLC and each of the Registrant’s Officers, Directors and Initial Stockholders.
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3	Form of Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.*
10.4	Form of Promissory Note issued to Monument Capital Group SPAC I LLC and Pacific Capital Partners & Associates Limited.*
10.5	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders and Morgan Joseph TriArtisan LLC.*
10.6	Subscription Agreement among the Registrant, Graubard Miller and the Initial Stockholders relating to the purchase of private placement warrants.*
10.7	Form of Subscription Agreement among the Registrant and the underwriters relating to the purchase of private placement warrants.*
10.8	Form of Administrative Services Agreement.
14	Code of Ethics.*
23.1	Consent of Marcum LLP.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Form of Letter Agreement of Special Advisors.*

*	Previously filed.

Item 17. Undertakings.

(a)  The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on the 7th day of March, 2012.

PACIFIC MONUMENT ACQUISITION CORPORATION
By: /s/ Jonathan M. Mitchell Name: Jonathan M. Mitchell Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Dunn, Jonathan M. Mitchell, Michael A. Tew and Douglas B. Baker his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Robert J. Dunn Robert J. Dunn	Executive Chairman of the Board of Directors	March 7, 2012
/s/ Jonathan M. Mitchell Jonathan M. Mitchell	Chief Executive Officer (Principal executive officer) and Director	March 7, 2012
/s/ Michael A. Tew Michael A. Tew	Chief Financial Officer (Principal financial and accounting officer) and Director	March 7, 2012
/s/ Douglas B. Baker Douglas B. Baker	Secretary, Treasurer and Director	March 7, 2012